UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
(Amendment No.  )
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☑	Definitive Proxy Statement
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☐	Soliciting Material under §240.14a-12

Proto Labs, Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement if other than the Registrant)
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Proto Labs, Inc.
5540 Pioneer Creek Drive
Maple Plain, Minnesota 55359
(763) 479-3680
Fax: (763) 479-2679
April 6, 2020
Dear Fellow Shareholder:
The Board of Directors of Proto Labs, Inc. cordially invites you to join our 2020 Annual Meeting of Shareholders (the “Annual Meeting”) on Tuesday, May 19, 2020 at 8:30 a.m. central time. Our Annual Meeting will be a “virtual meeting” of shareholders, which will be conducted exclusively online via live webcast.
We will be using the “Notice and Access” method of furnishing proxy materials via the Internet to our shareholders. We believe that this process will provide you with a convenient and quick way to access your proxy materials and vote your shares, while allowing us to reduce the environmental impact of our Annual Meeting and the costs of printing and distributing the proxy materials. On or about April 6, 2020, we will mail to our shareholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access our Proxy Statement and Annual Report on Form 10-K and vote electronically via the Internet. The Notice also contains instructions on how to receive a paper copy of your proxy materials.
It is important that your shares be represented at the Annual Meeting, whether or not you plan to participate. Please vote electronically via the Internet or, if you receive a paper copy of the proxy card by mail, you may vote by Internet or telephone or by returning your signed proxy card in the envelope provided. If you do participate in the Annual Meeting and desire to vote at that time, you may do so by following the procedures described in the Proxy Statement.
We hope that you will be able to participate in the Annual Meeting.
Very truly yours,

Sven A. Wehrwein
Chairman of the Board

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 19, 2020

Proto Labs, Inc. will hold its 2020 Annual Meeting of Shareholders online via live webcast on Tuesday, May 19, 2020 at www.virtualshareholdermeeting.com/PRLB20. The Annual Meeting will begin at 8:30 a.m. central time. The proxy materials were made available to you via the Internet or mailed to you beginning on or about April 6, 2020.

TIME AND DATE:	8:30 a.m. Central Time, on Tuesday, May 19, 2020
ITEM OF BUSINESS:	At the Annual Meeting, our shareholders will:
	1.	Elect eight directors to hold office until the next Annual Meeting of Shareholders or until their successors are duly elected.
	2.	Vote on the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for fiscal 2020.
	3.	Vote on an advisory basis to approve the compensation of the officers disclosed in the accompanying Proxy Statement, which we refer to as a “say-on-pay” vote.
	4.	Vote on an advisory basis to approve the frequency of the Company’s future “say-on-pay” votes, which we refer to as a “say-when-on-pay” vote.
	5.	Act on any other matters that may properly come before the Annual Meeting, or any adjournment or postponement thereof.
RECOMMENDATION:	The board of directors recommends that shareholders vote FOR each of the following:
	1.	The director nominees named in the accompanying Proxy Statement.
	2.	The ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for fiscal 2020.
	3.	The approval of the say-on-pay proposal.
The board of directors recommends that shareholders vote ONE YEAR on the following:
	4.	The say-when-on-pay proposal.
Only shareholders of record at the close of business on March 24, 2020 may vote at the Annual Meeting or any adjournment or postponement thereof.
By Order of the Board of Directors

Jason Frankman Secretary

YOUR VOTE IS IMPORTANT
Whether or not you plan to join the Annual Meeting, we urge you to vote as soon as possible. If you received the Notice of Internet Availability of Proxy Materials (the “Notice”), you may vote via the Internet as described in the Notice. If you received a copy of the proxy card by mail, you may vote by Internet or telephone as instructed on the proxy card, or you may sign, date and mail the proxy card in the envelope provided.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2020 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 19, 2020.
Our Proxy Statement for the 2020 Annual Meeting of Shareholders and our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 are available at www.proxyvote.com.

PROXY SUMMARY
This Proxy Summary provides general information about Proto Labs, Inc. and highlights certain information contained elsewhere in this Proxy Statement. As it is only a summary, please refer to the entire Proxy Statement and the Annual Report on Form 10-K for the year ended December 31, 2019 before you vote. The Proxy Statement and accompanying materials were first provided to shareholders on or about April 6, 2020.
2019 HIGHLIGHTS
In 2019, the Company was able to progress in several important areas; however a number of our financial measures were below targets. We remained focused on the execution of a number of key strategic initiatives, including but not limited to: (i) enhancing our e-commerce experience and systems architecture to improve customer experience, achieve internal productivity improvement, improve the speed and scalability of new capabilities and acquisitions, and provide improved access to data for customer insights, (ii) the integration of RAPID Manufacturing Group, LLC (RAPID), which was acquired in November 2017, and (iii) the continued expansion of the envelope of parts that we can make for our customers across all our services. Our revenue increased by 2.9% in 2019 compared with 29.3% in 2018 and our net cash provided by operating activities totaled $116.1 million in 2019. In addition, we continued to evolve our go-to-market models with the goal of delivering sustainable revenue growth over the long term.
DIRECTOR NOMINEES
Name	Age	Director Since	Independent	Audit Committee	Compensation Committee	Nominating and Governance Committee
Victoria M. Holt	62	2014	No
Archie C. Black	58	2016	Yes
Sujeet Chand	62	2017	Yes
Moonhie Chin	62	2019	Yes
Rainer Gawlick	52	2008	Yes
John B. Goodman	60	2001	Yes
Donald G. Krantz	65	2017	Yes
Sven A. Wehrwein	69	2011	Yes
Chairperson
Member

TENURE

6
Years
1
3
2
2
0-2 Years
6-10 Years
3-5 Years
10+ Years

AGE

63
Years
2
6
50-59 Years
60-69 Years

DIVERSE

38%
3
5
Ethnic or Gender Diversity
Not Reported

SKILLS & EXPERIENCE

FINANCE
8
OPERATIONAL
8
INDUSTRY EXPERIENCE
6
PUBLIC COMPANY LEADERSHIP
8
OTHER PUBLIC BOARD SERVICE
5
MERGERS AND ACQUISITIONS
8
SALES, MARKETING AND E-COMMERCE
5
INFORMATION TECHNOLOGY AND SYSTEMS
7

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CORPORATE GOVERNANCE HIGHLIGHTS
•	Separate Board Chairperson and CEO
•	Risk oversight by full Board and Committees
•	Majority voting standard for uncontested director elections
•	Annual election of directors
•	By-laws provide for Proxy Access by shareholders
•	Annual advisory say-on-pay vote
CORPORATE RESPONSIBILITY AND SUSTAINABILITY HIGHLIGHTS
Our corporate responsibility and sustainability is built on a foundation of achievement, trust and teamwork that enables us to deliver strong financial results that create value for our Company and our shareholders in a way that respects our communities and the environments in which we operate. Our core values are embodied in everything we do.
•
Achievement – Speed and innovation are the cornerstones of our success. We are committed to being a solution for getting things done quickly and a catalyst for great ideas for our shareholders, customers and each other. We are responsible for our performance, our results and our future.

•
Teamwork – We are dedicated to the idea that more minds are better than one. Through open communication, we strive to collaborate with our colleagues to maximize our creativity and to make our good ideas great. We respect each other’s opinions. We help colleagues who are struggling to improve, so our success is everyone’s success.

•
Trust – Our integrity is built on honest answers to our customers and colleagues. It is okay to make mistakes if we use them to learn. We navigate difficult situations with compassion. The success of our company depends on the success of our people.

Health, Safety and Wellness
We strive to continuously improve our employees’ health, safety and wellness. Our “I Am” safety program teaches that safety is the responsibility of every individual in the organization. We believe this program is key to our excellent safety compliance record. We know that our employees are our most valuable assets, and their safety and health are among our top priorities. In addition to being focused on employee safety in the workplace, we also focus on the overall wellbeing of our employees. We continue to invest in a variety of employee health and wellness programs, including gym membership discounts, on-site yoga classes at certain facilities, wellness newsletters and learning sessions, and various Employee Assistance Programs.
Environmental Initiatives
We are committed to minimizing the impact of our activities on the environment. The Company meets or exceeds all of the local environmental legislation in all countries where we are present. We continue to look for areas that we can improve our processes and programs to reduce our environmental impact. We offer recycling programs in the majority of our facilities, as well as composting programs to reduce food waste in select facilities. The waste from our manufacturing facilities is converted to energy that helps power the communities in which we live and work. We have installed electric car charging stations for our employees to utilize at certain of our facilities. We also provide teleconferencing alternatives to reduce employee travel.
Education
We firmly believe that the education of our employees is critical to our success. We provide an Educational Assistance Program for employees which offers financial assistance for professional and personal development to inspire employees to continuously enhance their skills and knowledge. In order to ensure our industry remains robust, we are committed to supporting Science, Technology, Engineering and Mathematics (STEM) programs in the metro areas of certain cities where we have facilities. We provide STEM grants through the Protolabs Foundation of up to $200,000 annually for eligible organizations. In addition, we partner with schools, colleges and universities to provide various outreach opportunities and sponsorships.
Inclusion and Diversity
We invest in creating a diverse and inclusive environment where our employees feel valued and respected. Our diversity and inclusion starts at the top with our board regularly reviewing this area. All employees are required to participate in Respect Effect – an interactive workplace conduct program intended to help employees
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recognize the role they play in creating and maintaining a respectful environment. We are an equal opportunity employer, and we believe that a diverse workforce made up of people with different ideas, strengths, interests and cultural backgrounds drives employee and business success. Our workforce is composed of a diverse group of engineers, technicians and business professionals from around the world.
Charitable Giving
We pride ourselves in being a responsible corporate citizen through our Protolabs Foundation. We support a number of charitable causes with our Employee Matching, Cool Ideas, and Major Gifts Programs. Our Foundation’s efforts are a sustaining investment in the future of the communities where our employees live and work, and also a commitment to the future of the manufacturing industry. In addition to financial support, our employees’ community involvement is wide ranging, including activities such as organizing Red Cross blood drives, working for Habitat for Humanity projects, volunteering for Feed My Starving Children, and making financial contributions to charitable causes, many of which are matched through our Employee Giving program. Our community outreach is an active effort to improve the quality of life in the regions where we have facilities.
OUR COMPENSATION APPROACH
We believe our success depends in large measure on our ability to attract, retain and motivate a talented senior management team to effectively lead our company in a dynamic and changing business environment, and that a competitive executive compensation program is essential to that effort. We believe that our executive compensation program should support our short- and long-term strategic and operational objectives, and reward corporate and individual performance that contributes to creating value for our shareholders. Consistent with this philosophy, the majority of our named executive officers’ 2019 summary annual compensation is performance-based.

AGENDA ITEMS AND BOARD RECOMMENDATIONS
Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of our Board of Directors. Each of the below proposals are described in more detail in this Proxy Statement:
	Proposal	Board's Voting Recommendation
1.	Election of the eight director nominees named in this Proxy Statement to serve for one-year terms.	For
2.	Ratification of the selection of the independent accounting firm.	For
3.	Advisory vote on executive officer compensation.	For
4.	Advisory vote on the frequency of the Company's future say-when-on-pay votes.	One Year
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PROXY STATEMENT
The board of directors of Proto Labs, Inc. is soliciting proxies for use at the Annual Meeting to be held on May 19, 2020, and at any adjournment or postponement of the meeting.
QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING
Q:	Who can vote?
A:
You can vote if you were a shareholder at the close of business on the record date of March 24, 2020 (the “Record Date”). There were a total of 26,675,192 shares of our common stock outstanding on the Record Date. The Notice of Internet Availability of Proxy Materials (the “Notice”), notice of annual meeting, this Proxy Statement and accompanying proxy card and the Annual Report on Form 10-K for 2019 were first mailed or made available to you beginning on or about April 6, 2020. This Proxy Statement summarizes the information you need to vote at the Annual Meeting.

Q:	Who can attend the Annual Meeting?
A:
This year, the 2020 Annual Meeting will be conducted exclusively virtually via live webcast at www.virtualshareholdermeeting.com/PRLB20, (the “Annual Meeting Website”), in a fashion similar to our prior in-person meetings. For the first time, all shareholders, regardless of size, resources or physical location, eligible to attend the 2020 Annual Meeting will be able to participate via webcast and will be able to communicate with us and ask questions before and during the Meeting. All shareholders as of the Record Date, or their duly appointed proxies, may attend the Annual Meeting. If you hold your shares in street name, then you must request a legal proxy from your broker or nominee to attend and vote at the Annual Meeting.

Q:	What am I voting on?
A:	You are voting on:
•	Election of eight nominees as directors to hold office until the next Annual Meeting of Shareholders or until their successors are duly elected.
•	Ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for fiscal 2020.
•	Approval on an advisory basis of the compensation of our officers disclosed in this Proxy Statement, which we refer to as a “say-on-pay” vote.
•	Approval on an advisory basis of the frequency of future say-on-pay votes, which we refer to as a “say-when-on-pay” vote.
Q:	How does the board of directors recommend I vote on the proposals?
A:	The board is soliciting your proxy and recommends you vote:
•	FOR the director nominees;
•	FOR the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for fiscal 2020;
•	FOR the say-on-pay proposal; and
•	ONE YEAR for the say-when-on-pay proposal.
Q:	Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a paper copy of the proxy materials?
A:
“Notice and Access” rules adopted by the United States Securities and Exchange Commission (the “SEC”) permit us to furnish proxy materials, including this Proxy Statement and our Annual Report on Form 10-K for 2019, to our shareholders by providing access to such documents on the Internet instead of mailing printed copies. Shareholders will not receive printed copies of the proxy materials unless they request them. Instead, the Notice will instruct you as to how you may access and review all of the proxy materials on the Internet. The Notice also instructs you as to how you may submit your proxy on the Internet. If you would like to receive a paper or email copy of our proxy materials, you should follow the instructions for requesting such materials in the Notice. Any request to receive proxy materials by mail will remain in effect until you revoke it.

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Q:	How many shares must be voted to approve each proposal?
A:
Quorum. A majority of the shares entitled to vote, represented in person or by proxy, is necessary to constitute a quorum for the transaction of business at the Annual Meeting. As of the Record Date, 26,675,192 shares of our common stock were issued and outstanding. A majority of those shares will constitute a quorum for the purpose of electing directors and adopting proposals at the Annual Meeting. If you submit a valid proxy or attend the Annual Meeting, your shares will be counted to determine whether there is a quorum.

Vote Required. Generally, directors are elected by a majority of the votes cast with respect to the director, meaning that the votes cast “for” a director must exceed the votes cast “against” the director. However, in a contested election of directors in which the number of nominees exceeds the number of directors to be elected, the directors are elected by a plurality of the votes present in person or by proxy at the meeting. A plurality means that the nominees with the greatest number of votes are elected as directors up to the maximum number of directors to be chosen at the Annual Meeting. The proposal to ratify the selection of our independent registered public accounting firm must be approved by the affirmative vote of the greater of (a) the holders of a majority of the shares of our common stock present online or by proxy at the Annual Meeting and entitled to vote or (b) a majority of the minimum number of shares of common stock entitled to vote that would constitute a quorum. For the advisory say-on-pay vote and the advisory say-when-on-pay vote, there is no minimum approval necessary for either proposal since they are advisory. However, if the advisory say-on-pay resolution in this Proxy Statement receives more votes “for” than “against,” then it will be deemed to be approved. For the say-when-on-pay vote, the option of one year, two years or three years that receives the highest number of votes cast by shareholders will be the frequency deemed approved by the shareholders. The say-on-pay and say-when-on-pay votes are advisory and are not binding on the board of directors.
Q:	What is the effect of broker non-votes and abstentions?
A:
A “broker non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have or does not exercise discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner. If a broker returns a “non-vote” proxy indicating a lack of authority to vote on a proposal, then the shares covered by such a “non-vote” proxy will be deemed present at the Annual Meeting for purposes of determining a quorum, but not present for purposes of calculating the vote with respect to any non-discretionary proposals. Nominees will not have discretionary voting power with respect to any matter to be voted upon at the Annual Meeting, other than the ratification of the selection of our independent registered public accounting firm. Broker non-votes will have no effect on the election of directors, the ratification of the independent registered accounting firm, approval of the advisory say-on-pay resolution, approval of the advisory say-when-on-pay resolution, or any other item properly presented at the Annual Meeting.

A properly executed proxy marked “ABSTAIN” with respect to a proposal will be counted for purposes of determining whether there is a quorum and will be considered present in person or by proxy and entitled to vote, but will not be deemed to have been voted in favor of such proposal. Abstentions will have no effect on the voting for the election of directors, approval of the advisory say-on-pay resolution, or approval of the advisory say-when-on-pay resolution. Abstentions will have the same effect as voting against the proposal to ratify the selection of our independent registered public accounting firm and any other item properly presented at the Annual Meeting.
Q:	How will the proxies vote on any other business brought up at the Annual Meeting?
A:
By submitting your proxy, you authorize the proxies to use their judgment to determine how to vote on any other matter brought before the Annual Meeting, or any adjournments or postponements thereof. We do not know of any other business to be considered at the Annual Meeting. The proxies’ authority to vote according to their judgment applies only to shares you own as the shareholder of record.

Q:	How do I cast my vote?
A:	If you are a shareholder whose shares are registered in your name, you may vote using any of the following methods:
•
Internet. You may vote by going to the web address www.proxyvote.com 24 hours a day, seven days a week, until 11:59 p.m. Eastern Time on May 18, 2020 and following the instructions for Internet voting shown on your proxy card.

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•
Telephone. If you requested printed proxy materials and you received a paper copy of the proxy card, you may vote by dialing 1-800-690-6903 24 hours a day, seven days a week, until 11:59 p.m. Eastern Time on May 18, 2020 and following the instructions for telephone voting shown on your proxy card.

•
Mail. If you requested printed proxy materials and you receive a paper copy of the proxy card, then you may vote by completing, signing, dating and mailing the proxy card in the envelope provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. If you vote by Internet or telephone, please do not mail your proxy card.

•	Virtually at the Annual Meeting Website. If you are a shareholder whose shares are registered in your name, you may vote virtually via live webcast at www.virtualshareholdermeeting.com/PRLB20.
If your shares are held on account at a brokerage firm, bank or similar organization you will receive voting instructions from your bank, broker or other nominee describing how to vote your shares. You must follow those instructions to vote your shares. You will receive the Notice that will tell you how to access our proxy materials on the Internet and vote your shares via the Internet. It will also tell you how to request a paper copy of our proxy materials.
Proxies that are voted via the Internet or by telephone in accordance with the voting instructions provided, and proxy cards that are properly signed, dated and returned, will be voted in the manner specified.
Q:	Can I vote my shares by filling out and returning the Notice?
A:
No. The Notice identifies the items to be voted on at the Annual Meeting, but you cannot vote by marking the Notice and returning it. The Notice provides instructions on how to vote by Internet, by requesting and returning a paper proxy card or voting instruction card, or by voting at the Annual Meeting.

Q:	Can I revoke or change my vote?
A:	You can revoke your proxy at any time before it is voted at the Annual Meeting by:
•
submitting a new proxy with a more recent date than that of the first proxy given before 11:59 P.M. Eastern Time on May 18, 2020 by (1) following the Internet voting instructions or (2) following the telephone voting instructions;

•	completing, signing, dating and returning a new proxy card to us, which must be received by us before the time of the Annual Meeting; or
•	participating in the virtual Annual Meeting and revoking the proxy by voting those shares when joining the meeting.
Joining the Annual Meeting will not by itself revoke a previously granted proxy. Unless you decide to vote your shares virtually at the Annual Meeting, you should revoke your prior proxy in the same way you initially submitted it—that is, by Internet, telephone or mail.
Q:	Who will count the votes?
A:	Broadridge Financial Solutions, Inc., our independent proxy tabulator, will count the votes. John Way, our Chief Financial Officer, will act as inspector of election for the Annual Meeting.
Q:	Is my vote confidential?
A:	All proxies and all vote tabulations that identify an individual shareholder are confidential. Your vote will not be disclosed except:
•	To allow Broadridge Financial Solutions, Inc. to tabulate the vote;
•	To allow John Way to certify the results of the vote; and
•	To meet applicable legal requirements.
Q:	What shares are included on my proxy?
A:	Your proxy will represent all shares registered to your account in the same social security number and address.
Q:	What happens if I don’t vote shares that I own?
A:
For shares registered in your name. If you do not vote shares that are registered in your name by voting online at the Annual Meeting or by proxy through the Internet, telephone or mail, your shares will not be counted in determining the presence of a quorum or in determining the outcome of the vote on the proposals presented at the Annual Meeting.

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For shares held in street name. If you hold shares through a broker, you will receive voting instructions from your broker. If you do not submit voting instructions to your broker and your broker does not have discretion to vote your shares on a particular matter, then your shares will not be counted in determining the outcome of the vote on that matter at the Annual Meeting. See “What is the effect of broker non-votes and abstentions?” as described above. Your broker will not have discretion to vote your shares for any matter to be voted upon at the Annual Meeting other than the ratification of the selection of our independent registered public accounting firm. Accordingly, it is important that you provide voting instructions to your broker for the matters to be voted upon at the Annual Meeting.
Q:	What if I do not specify how I want my shares voted?
A:
If you are a registered shareholder and submit a signed proxy card or submit your proxy by Internet or telephone but do not specify how you want to vote your shares on a particular matter, we will vote your shares as follows:

•	FOR all of the director nominees;
•	FOR the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for fiscal 2020; and
•	FOR the say-on-pay proposal.
•	ONE YEAR for the say-when-on-pay proposal.
If any matters not described in this Proxy Statement are properly presented at the Annual Meeting, the proxy holders will use their own judgment to determine how to vote your shares. If the Annual Meeting is adjourned, the proxy holders can vote your shares on the new meeting date as well, unless you have revoked your proxy instructions, as described under “Can I revoke or change my vote?”
If you hold shares through a broker, please see above under “What happens if I don’t vote shares that I own?”
Q:	What does it mean if I get more than one Notice or proxy card?
A:	Your shares are probably registered in more than one account. You should provide voting instructions for all Notices and proxy cards you receive.
Q:	How many votes can I cast?
A:	You are entitled to one vote per share on all matters presented at the Annual Meeting or any adjournment or postponement thereof. There is no cumulative voting.
Q:	When are shareholder proposals and nominees due for the 2021 Annual Meeting of Shareholders?
A:
If you want to submit a shareholder proposal or nominee for the 2021 Annual Meeting of Shareholders, you must submit the proposal in writing to our Secretary, Proto Labs, Inc., 5540 Pioneer Creek Drive, Maple Plain, Minnesota 55359, so it is received by the relevant dates set forth below under “Submission of Shareholder Proposals and Nominations.”

Q:	What is “householding”?
A:
We may send a single Notice, as well as other shareholder communications, to any household at which two or more shareholders reside unless we receive other instruction from you. This practice, known as “householding,” is designed to reduce duplicate mailings and printing and postage costs, and conserve natural resources. If your Notice is being householded and you wish to receive multiple copies of the Notice, or if you are receiving multiple copies and would like to receive a single copy, or if you would like to opt out of this practice for future mailings, you may contact:

Broadridge Financial Solutions, Inc.
Householding Department
51 Mercedes Way
Edgewood, New York 11717
1-800-542-1061
Broadridge will deliver the requested documents to you promptly upon receipt of your request.
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Q:	How is this proxy solicitation being conducted?
A:
We will pay for the cost of soliciting proxies and we will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to our shareholders. In addition, some of our employees may solicit proxies. We may solicit proxies in person, via the Internet, by telephone and by mail. Our employees will not receive special compensation for these services, which the employees will perform as part of their regular duties.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information as of March 24, 2020 regarding the beneficial ownership of our common stock by:
•	each person or group who is known by us to own beneficially more than 5% of our outstanding shares of common stock;
•	each of our named executive officers named in the Summary Compensation Table below;
•	each of our directors and each director nominee; and
•	all of the executive officers, directors and director nominees as a group.
The percentage of beneficial ownership is based on 26,675,192 shares of common stock outstanding as of March 24, 2020. Except as disclosed in the footnotes to this table and subject to applicable community property laws, we believe that each shareholder identified in the table possesses sole voting and investment power over all shares of common stock shown as beneficially owned by the shareholder. Unless otherwise indicated in the table or footnotes below, the address for each beneficial owner is c/o Proto Labs, Inc., 5540 Pioneer Creek Drive, Maple Plain, Minnesota 55359.
Name and Address of Beneficial Owner	Beneficial Ownership on March 24, 2020
Greater than 5% shareholders:	Number	Percent
BlackRock, Inc.
55 East 52nd Street
New York, NY 10055	4,163,973(1)	15.6%

Brown Capital Management, LLC
1201 N. Calvert Street
Baltimore, MD 21202	3,788,628(2)	14.2%

The Vanguard Group
100 Vanguard Blvd.
Malvern, PA 19355	2,681,946(3)	10.1%

Riverbridge Partners LLC
80 South Eighth St., Suite 1200
Minneapolis, MN 55402	1,510,317(4)	5.7%

Directors and named executive officers:
Archie C. Black	7,112(5)	*
Sujeet Chand	5,547 (6)	*
Moonhie Chin	990	*
Rainer Gawlick	29,117 (7)	*
John B. Goodman	13,389 (8)	*
Donald Krantz	5,547 (9)	*
Sven A. Wehrwein	24,006 (10)	*
Victoria M. Holt	75,268 (11)	*
John A. Way	39,713 (12)	*
Arthur R. Baker III	20,207 (13)	*
Robert Bodor	28,493 (14)	*
Bjoern Klaas	1,957 (15)	*
David M. Fein	—	*
All directors and executive officers as a group (13 persons)	244,234 (16)	*
*	Represents beneficial ownership of less than one percent
(1)
Information is based on a Schedule 13G/A filed with the SEC by BlackRock, Inc. (“BlackRock”) on February 4, 2020. BlackRock has sole voting power over 4,116,330 shares of our common stock and sole dispositive power over 4,163,973 shares of our common stock.

(2)
Information is based on a Schedule 13G/A filed with the SEC by Brown Capital Management LLC (“Brown”) on February 14, 2020. Brown has sole voting power over 2,407,390 shares of our common stock and sole dispositive power over 3,788,628 shares of our common stock.

(3)
Information is based on a Schedule 13G/A filed with the SEC by Vanguard Group Inc. (“Vanguard”) on February 12, 2020. Vanguard has sole voting power over 57,175 shares of our common stock, shared voting power over 5,901 shares of our common stock, sole dispositive power over 2,622,527 shares of our common stock and shared dispositive power over 59,419 shares of our common stock.

(4)
Information is based on a Schedule 13G/A filed with the SEC by Riverbridge Partners LLC (“Riverbridge”) on February 5, 2020. Riverbridge has sole voting power over 1,142,835 shares of our common stock and sole dispositive power over 1,510,317 shares of our common stock.

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(5)	Includes 1,311 shares of deferred stock units that vest on May 16, 2020 and will be settled after separation from service on the board of directors.
(6)	Includes 1,311 shares of deferred stock units that vest on May 16, 2020 and will be settled after separation from service on the board of directors.
(7)
Includes 8,436 shares that Dr. Gawlick has the right to acquire from us within 60 days of the date of the table pursuant to the exercise of stock options and 1,311 shares of deferred stock units that vest on May 16, 2020 and will be settled after separation from service on the board of directors.

(8)	Includes 1,311 shares of deferred stock units that vest on May 16, 2020 and will be settled after separation from service on the board of directors.
(9)	Includes 1,311 shares of restricted stock units that vest on May 16, 2020.
(10)
Includes 10,817 shares that Mr. Wehrwein has the right to acquire from us within 60 days of the date of the table pursuant to the exercise of stock options and 1,311 shares of deferred stock units that vest on May 16, 2020 and will be settled after separation from service on the board of directors.

(11)	Includes 43,915 shares that Ms. Holt has the right to acquire from us within 60 days of the date of the table pursuant to the exercise of stock options.
(12)	Includes 23,380 shares that Mr. Way has the right to acquire from us within 60 days of the date of the table pursuant to the exercise of stock options.
(13)
Includes 8,605 shares that Mr. Baker has the right to acquire from us within 60 days of the date of the table pursuant to the exercise of stock options and 821 shares of restricted stock units that vest on May 4, 2020.

(14)	Includes 13,529 shares that Dr. Bodor has the right to acquire from us within 60 days of the date of the table pursuant to the exercise of stock options.
(15)	Includes 534 shares that Mr. Klaas has the right to acquire from us within 60 days of the date of the table pursuant to the exercise of stock options.
(16)
Includes 109,216 shares held by our executive officers and directors, in the aggregate, that can be acquired from us within 60 days of the date of the table pursuant to the exercise of stock options, 6,555 shares of deferred stock units, in the aggregate, that vest on May 16, 2020 and will be settled after separation from service on the board of directors, 821 shares of restricted stock units that vest on May 4, 2020 and 1,311 shares of restricted stock units that vest on May 16, 2020.

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CORPORATE GOVERNANCE
Board Leadership Structure
Sven Wehrwein leads our board of directors in his role as Chairman. Our board of directors believes that its leadership structure is the appropriate one for our company in light of the importance of maintaining independent board leadership and engagement.
As Chairman, Mr. Wehrwein:
•	presides at all meetings of the board of directors, including executive sessions of the independent directors;
•	conducts the annual performance review of the Chief Executive Officer, with input from the other independent directors;
•	sets the board agenda and frequency of meetings, in consultation with the committee chairs as applicable; and
•	has the authority to convene meetings of the independent directors at every meeting.
Effective May 19, 2020, Mr. Black will begin serving as Chairman of our board of directors. This change is driven by our governance policy to rotate our board chair every three years.
Risk Oversight
Our management is responsible for defining the various risks facing our company, formulating risk management policies and procedures, and managing our risk exposures on a day-to-day basis. The board’s responsibility is to monitor our risk management processes by using board meetings, management presentations and other opportunities to educate itself concerning our material risks and evaluating whether management has reasonable controls in place to address the material risks; the board is not responsible, however, for defining or managing our various risks. The full board is responsible for monitoring management’s responsibility in the area of risk oversight. In addition, the audit committee and compensation committee have risk oversight responsibilities in their respective areas of focus, on which they report to the full board. Management reports from time to time to the full board, audit committee and compensation committee on risk management. The board focuses on the material risks facing our company, including operational, credit, liquidity, legal and cybersecurity risks, to assess whether management has reasonable controls in place to address these risks.
Nominating Process and Board Diversity
In consultation with other members of the board of directors, the nominating and governance committee is responsible for identifying individuals who it considers qualified to become board members. The nominating and governance committee will screen potential director candidates, including those recommended by shareholders, and recommend to the board of directors suitable nominees for the election to the board of directors. The nominating and governance committee uses a variety of methods for identifying and evaluating nominees for directors. The nominating and governance committee regularly assesses the appropriate size and composition of the board of directors, the needs of the board of directors and the respective committees of the board of directors, and the qualifications of candidates in light of these needs. Candidates may come to the attention of the nominating and governance committee through shareholders, management, current members of the board of directors, or search firms. The evaluation of these candidates may be based solely upon information provided to the committee or may include discussions with persons familiar with the candidate, an interview of the candidate or other actions the committee deems appropriate, including the use of third parties to review candidates.
In considering whether to recommend an individual for election to the board, the nominating and governance committee considers, as required by the corporate governance guidelines and its charter, the board’s overall balance of diversity of perspectives, backgrounds and experiences, although it does not have a formal policy regarding the consideration of diversity of board members. The nominating and governance committee views diversity expansively and considers among other things, breadth and depth of relevant business and board skills and experiences, educational background, employment experience and leadership performance as well as those intangible factors that it deems appropriate to develop a heterogeneous and cohesive board such as integrity, achievements, judgment, intelligence, personal character, the interplay of the candidate’s relevant experience with the experience of other board members, the willingness of the candidate to devote sufficient time to board duties, and likelihood that he or she will be willing and able to serve on the board for an extended period of time.
The nominating and governance committee will consider a recommendation by a shareholder of a candidate for election as a Proto Labs director. Shareholders who wish to recommend individuals for consideration by the
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nominating and governance committee to become nominees for election to the board may do so by submitting a written recommendation to our Secretary. Recommendations must be received by the Secretary within the timelines specified in our by-laws to be considered by the nominating and governance committee for possible nomination at our Annual Meeting of Shareholders the following year. Our by-laws provide that such notice should be received no less than 90 days prior to the first anniversary of the preceding year’s Annual Meeting, except in certain circumstances. All recommendations must contain the information required in our by-laws and corporate governance guidelines, including, among other things, the identification of the nominee, a written consent by the recommended individual to agree to be named in our proxy statement and to serve as director if elected, and the name and address of the shareholder submitting the nomination. Shareholders may also have the opportunity to include nominees in our proxy statement by complying with the requirements set forth in Section 2.17 of our by-laws. Recommendations must be received by the Secretary within the timeframes noted under “Submission of Shareholder Proposals and Nominations.”
Proxy Access
Our by-laws include a “proxy access” provision for director nominations under which eligible shareholders may nominate candidates for election to our board and inclusion in our proxy statement. The “proxy access” provision permits an eligible shareholder, or an eligible group of up to 20 shareholders, owning continuously for at least three years shares of our company representing an aggregate of at least three percent of the voting power entitled to vote in the election of directors, to nominate and include in our annual meeting proxy materials director nominees not to exceed the greater of (i) two or (ii) 25 percent of the number of directors then serving on our board, or, if such amount is not a whole number, the closest whole number below 25 percent, but not less than two. Such nominations are subject to certain eligibility, procedural, and disclosure requirements set forth in section 2.17 of our by-laws, including the requirement that our company must receive notice of such nominations not less than 120 calendar days prior to the anniversary date of the prior year’s annual proxy materials mailing, except as otherwise provided in section 2.17 of our by-laws.
Director Independence
Our board of directors has reviewed the materiality of any relationship that each of our directors has with us, either directly or indirectly. Based on this review, our board has determined that, with the exception of Victoria M. Holt, our current Chief Executive Officer, all of the directors are “independent directors” as defined by Section 303A.02 of the New York Stock Exchange Listed Company Manual.
Code of Business Conduct and Ethics
We have adopted a code of ethics and business conduct relating to the conduct of our business by our employees, officers and directors, which is posted on our website at www.protolabs.com under the investor relations section. We plan to post to our website at the address described above any future amendments or waivers to our code of ethics and business conduct.
Communications with the Board and Corporate Governance Guidelines
Under our Corporate Governance Guidelines, a process has been established by which shareholders and other interested parties may communicate with members of the board of directors. Any shareholder or other interested party who desires to communicate with the board, individually or as a group, may do so by writing to the intended member or members of the board, c/o Secretary, Proto Labs, Inc., 5540 Pioneer Creek Drive, Maple Plain, Minnesota 55359. A copy of our Corporate Governance Guidelines is available at www.protolabs.com under the investor relations section.
All communications received in accordance with these procedures will initially be received and processed by the office of our Secretary to determine that the communication is a message to one or more of our directors and will be relayed to the appropriate director or directors. The director or directors who receive any such communication will have discretion to determine whether the subject matter of the communication should be brought to the attention of the full board or one or more of its committees and whether any response to the person sending the communication is appropriate.
Board Meetings
During 2019, the full board of directors met four times in person and held one meeting via teleconference. All four of the in-person meetings were preceded and/or followed by an executive session of the independent directors, chaired by Mr. Wehrwein or the acting chair of the meeting. Each of our incumbent directors attended at least 75% percent of the meetings of the board and any committee on which they served in 2019. We do not maintain a formal policy regarding the board’s attendance at annual shareholder meetings; however, board members are
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expected to regularly attend all board meetings and meetings of the committees on which they serve and are encouraged to make every effort to attend the Annual Meeting of Shareholders. All of our directors serving at the time of the 2019 Annual Meeting of Shareholders attended the meeting.
Committees of the Board
Our board of directors has established an audit committee, a compensation committee and a nominating and governance committee. The charters of these committees are posted on our website at www.protolabs.com under the investor relations section.
The current composition and responsibilities of each committee, as well as the number of times it met during 2019, are described below.
Audit Committee	Compensation Committee	Nominating and Governance Committee
Sven A. Wehrwein (chair)	Rainer Gawlick (chair)	John B. Goodman (chair)
Rainer Gawlick	Archie C. Black	Sujeet Chand
John B. Goodman	Sujeet Chand	Sven A. Wehrwein
Effective May 19, 2020, the composition of each committee will be as follows:
Audit Committee	Compensation Committee	Nominating and Governance Committee
Sven A. Wehrwein (chair)	Rainer Gawlick (chair)	Sujeet Chand (chair)
Rainer Gawlick	Archie C. Black	Moonhie Chin
John B. Goodman	John B. Goodman	Sven A. Wehrwein
Audit Committee
Among other matters, our audit committee:
•
oversees management’s processes for ensuring the quality and integrity of our consolidated financial statements, our accounting and financial reporting processes, and other financial information provided by us to any governmental body or to the public;

•	evaluates the qualifications, independence and performance of our independent auditor and internal audit function;
•	oversees the resolution of any disagreements between management and the auditors regarding financial reporting;
•	oversees our investment and cash management policies; and
•	supervises management’s processes for ensuring our compliance with legal, ethical and regulatory requirements as set forth in policies established by our board of directors.
Each of the members of our audit committee meets the requirements for independence and financial literacy under the applicable rules and regulations of the SEC and the NYSE. Our board of directors has determined that Sven A. Wehrwein is an audit committee financial expert, as defined under the applicable rules of the SEC. The audit committee met 10 times in 2019.
Nominating and Governance Committee
Among other matters, our nominating and governance committee:
•	identifies qualified individuals to become board members, consistent with criteria approved by the board;
•	selects director nominees for the next Annual Meeting of Shareholders;
•	determines the composition of the board’s committees and evaluates and enhances the effectiveness of the board and individual directors and officers;
•	develops and implements the corporate governance guidelines for our company; and
•	ensures that succession planning takes place for critical senior management positions.
Each member of our nominating and governance committee satisfies the NYSE independence standards. The nominating and governance committee met three times in 2019.
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Compensation Committee
Among other matters, our compensation committee:
•	reviews and approves compensation programs, awards and employment arrangements for executive officers;
•	administers compensation plans for employees;
•	reviews our programs and practices relating to leadership development and continuity; and
•	determines the compensation of non-employee directors.
In addition, the compensation committee has the authority to select, retain and compensate compensation consulting firms and other experts as it deems necessary to carry out its responsibilities.
Each member of our compensation committee satisfies current NYSE independence standards and is a “non-employee director” as that term is defined in Rule 16b-3 under the Securities Exchange Act of 1934. The compensation committee met eight times in 2019.
Certain Relationships and Related Party Transactions
Since the beginning of 2019, we have engaged in the following transactions with certain of our executive officers, directors, holders of more than 5% of our voting securities and their affiliates and immediate family members:
Rockwell Automation
During the year ended December 31, 2019, we recognized revenue from our customer Rockwell Automation (“Rockwell”) in the approximate amount of $550,000. Our sales to Rockwell were made on terms consistent with the terms we provide to our other customers. Mr. Chand is a director and member of our compensation committee and nominating and governance committee and Senior Vice President and Chief Technology Officer of Rockwell. This arrangement did not exceed the NYSE’s threshold of 2% of Rockwell’s consolidated gross revenues.
Employment of Related Person
Scott Goodman, the son of Mr. Goodman, a director and member of our audit committee and nominating and governance committee, is employed by us as a Software Developer. He is entitled to receive a base salary, incentive compensation and other employee benefits that are offered to similarly situated employees of our company. Scott Goodman’s compensation during the year ended December 31, 2019 did not exceed $120,000.
Related Person Transaction Approval Policy
Our board of directors has adopted a written statement of policy regarding transactions with related persons, which we refer to as our related person policy. Subject to the exceptions described below, our related person policy requires our audit committee to review and approve any proposed related person transaction and all material facts with respect thereto. In reviewing a transaction, our audit committee will consider all relevant facts and circumstances, including (1) whether the terms are fair to us, (2) whether the transaction is material to us, (3) the role the related person played in arranging the transaction, (4) the structure of the transaction, (5) the interests of all related persons in the transaction, and (6) whether the transaction has the potential to influence the exercise of business judgment by the related person or others. Our audit committee will not approve or ratify a related person transaction unless it determines that, upon consideration of all relevant information, the transaction is beneficial to us and our shareholders and the terms of the transaction are fair to us. No related person transaction will be consummated without the approval or ratification of our audit committee. Under our related person policy, a related person includes any of our directors, director nominees, executive officers, any beneficial owner of more than 5% of our common stock and any immediate family member of any of the foregoing. Related party transactions exempt from our policy include payment of compensation by us to a related person for the related person’s service to us as an employee, director or executive officer, transactions available to all of our employees and shareholders on the same terms and transactions between us and the related person that, when aggregated with the amount of all other transactions between us and the related person or its affiliates, involve $120,000 or less in a year.
Compensation Committee Interlocks and Insider Participation
During 2019, Dr. Gawlick, Mr. Black, and Mr. Chand served as the members of our compensation committee. No current member of our compensation committee has ever been an officer or employee of our company or any of our subsidiaries and affiliates or has had any relationship with our company requiring disclosure in our proxy statement other than service as a director. None of our executive officers has served on the board of directors or on the compensation committee of any other entity, any officer of which served either on our board of directors or on our compensation committee.
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PROPOSAL 1—ELECTION OF DIRECTORS
General Information
Eight directors will be elected at the Annual Meeting. Upon the recommendation of the nominating and governance committee, the board of directors has nominated for election the eight persons named below. Each has consented to being named a nominee and will, if elected, serve until the next Annual Meeting of Shareholders or until a successor is duly elected. There are no family relationships between any director and any executive officer. Each nominee listed below is currently a director of Proto Labs and has been duly elected by the shareholders.
Nominees
The names of the nominees and other information are set forth below:
Victoria M. Holt - Age 62 Director since 2014
Ms. Holt has served as our President and Chief Executive Officer since February 2014. Prior to joining us, Ms. Holt served as President and Chief Executive Officer of Spartech Corporation, a leading producer of plastic sheet, compounds and packaging products, from September 2010 until Spartech was purchased by PolyOne Corporation in March 2013. Ms. Holt also is a member of the Board of Directors of Waste Management, Inc., a publicly traded company and Piper Sandler Companies, a publicly traded company.

Ms. Holt’s leadership, strategic planning, operational and international experience provide valuable insights to our board of directors. As Chief Executive Officer, she also is responsible for determining our strategy, articulating priorities and managing our continued growth.

Archie C. Black - Age 58 Director since 2016
Mr. Black has served as a director of our company since March 2016 and serves as a member of the compensation committee. Since 2001, Mr. Black has served as the President and Chief Executive Officer of SPS Commerce, Inc., a provider of cloud-based supply chain management solutions. Mr. Black also serves on the Board of Directors of SPS Commerce, Inc., a publicly traded company. Prior to joining SPS Commerce, Inc., Mr. Black was a Senior Vice President and Chief Financial Officer at Investment Advisors, Inc. Prior to his time at Investment Advisors, Inc., Mr. Black spent three years at Price Waterhouse.

Mr. Black is qualified to serve on our board because of his extensive management, financial, and operational experience at SPS Commerce, Inc., during which he led the transformation of a tech-driven startup company into a global business and developed a deep knowledge of the requirements involved with being a public company.

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Sujeet Chand - Age 62 Director since 2017
Dr. Chand has served as a director of our company since May 2017 and serves as a member of the compensation committee and the nominating and governance committee. Mr. Chand has been the Senior Vice President and Chief Technology Officer at Rockwell Automation, Inc. since 2005. Prior to taking on his current role, Mr. Chand served in various leadership positions at Rockwell. Mr. Chand has sat on multiple government, industry, and higher education advisory boards, and has long had significant interaction with the Board of Directors of Rockwell. Beginning in 2019, Mr. Chand began serving on the board of Flowserve Corporation, a publicly traded company. Mr. Chand earned a Doctor of Philosophy degree in electrical and computer engineering and a master's degree in electrical engineering from the University of Florida.

Mr. Chand’s qualifications to serve on our board of directors include, among other skills and qualifications, his deep technical expertise and industry knowledge, particularly his experience at Rockwell. Mr. Chand brings a highly effective balance of strategic insight and technical engineering skills, as well as a unique perspective on technology, innovation and customer needs. He has served on the boards of the National Institute for Standards and Technology (NIST), National Electrical Manufacturers Association (NEMA), FIRST Robotics, Wisconsin Technology Council, University of Wisconsin Foundation, and Robert W. Baird Venture Partners. He has also represented the U.S. as the head of a delegation to Intelligent Manufacturing Systems, a worldwide consortium on manufacturing technology.

Moonhie Chin - Age 62 Director since 2019
Ms. Chin has served as a director of our company since August 2019. She served most recently as Senior Vice President of Digital Platform and Experience at Autodesk, Inc., a global leader in design, construction and entertainment software with more than 200 million customers. Her expertise extends to general management, business model transformation from perpetual license to subscription, digital platforms, extracting business insights from advanced analytics, global multi-channel models, global customer support and operations, strategic planning and corporate governance. She served in multiple key leadership positions at Autodesk from 1989 to 2019.

Ms. Chin has an exceptional track record of unifying organizations around a mission, incubating and driving new initiatives to optimize business efficiencies and applying intellectual rigor to solve complex challenges. She is a recognized mentor to emerging leaders, especially women in technology, and is interested in leadership opportunities that promote a culture of excellence, positive team dynamics, and personal and professional development.

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Rainer Gawlick - Age 52 Director since 2008
Dr, Gawlick has served as a director of our company since September 2008 and serves as a member of the audit committee and as the chair of the compensation committee. Dr. Gawlick also serves on the boards of Chyronhego, Cloudsense, SingleDigits and Progress, a publicly traded company, where he is a member of the compensation committee and the audit committee. Previously, from July 2015 to October 2016, Dr. Gawlick was President of Perfecto Mobile, Ltd., a leader in mobile testing. Prior to that he was with IntraLinks, Inc. where he was Executive Vice President of Global Sales. IntraLinks, Inc. is a computer software company providing virtual data rooms and other content management services. From August 2008 to April 2012, Dr. Gawlick served as Chief Marketing Officer of Sophos Ltd, a computer security company providing endpoint, network and data protection software. From April 2005 to August 2008, Dr. Gawlick served as Vice President of Worldwide Marketing and Strategy at SolidWorks Corp., a CAD software company. He also has held a variety of executive positions in other technology businesses and was a consultant with McKinsey & Company.

Dr. Gawlick has extensive sales, marketing and product-management experience in the technology industry. Dr. Gawlick offers expertise in building brand awareness, managing marketing on a global scale and developing growth strategies, which enables him to counsel our company on its global expansion.

John B. Goodman - Age 60 Director since 2001
Mr. Goodman has served as a director of our company since 2001 and serves as a member of the audit committee and as chair of the nominating and governance committee. Mr. Goodman currently serves on the board of directors of Inclined Biomedical Technologies, Inc. d/b/a Dribank Labs. From December 1982 to October 2010, Mr. Goodman held various positions at Entegris, Inc., a materials supplier, most recently as Senior Vice President and Chief Technology & Innovation Officer.

Mr. Goodman’s technical background and experiences in supply chain networks, logistics and financial planning and reviews enable Mr. Goodman to provide guidance and counsel on our strategic plan, research and development, supplier relationships and finance functions.

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Donald G. Krantz - Age 65 Director since 2017
Dr. Krantz is currently an associate at Digi Labs, a Wayzata-based technology incubator. He serves on the advisory board for Activated Research Company, a maker of catalysis-based instruments. Dr. Krantz served as our Executive Vice President and Technology Officer from January 2015 until his retirement in June 2016. From January 2007 to January 2015, Dr. Krantz served as our Chief Operating Officer. From November 2005 to January 2007, Dr. Krantz served as our Vice President of Development. Prior to joining our company, Dr. Krantz served in various roles at MTS Systems, Inc., a builder of custom precision testing and advanced manufacturing systems, including as a business unit Vice President, Vice President of Engineering, and most recently, Chief Technology Officer. Dr. Krantz was an Engineering Fellow at Alliant Techsystems and Honeywell, Inc., and was named the 2005 Distinguished Alumnus of the Department of Computer Science and Engineering at the University of Minnesota. In 2016, he was named a “Titan of Technology” by the Minneapolis/St. Paul Business Journal.

Dr. Krantz has knowledge of and experience in leadership positions within multiple departments of our company, as well as his education and experience, enable him to provide guidance and counsel on strategy, relationships, general business matters and risk management.

Sven A. Wehrwein - Age 69 Director since 2011
Mr. Wehrwein has served as a director of our company since June 2011 and serves as Chairman, as chair of the audit committee, and as a member of the nominating and governance committee. Mr. Wehrwein has been an independent financial consultant to emerging companies since 1999. During his 35-plus years in accounting and finance, Mr. Wehrwein has experience as a certified public accountant (inactive), investment banker to emerging growth companies, chief financial officer, and audit committee chair. He currently serves on the board of directors of SPS Commerce, Inc., a publicly traded supply-chain management software company, and Atricure, Inc., a publicly traded medical device company. Mr. Wehrwein also served on the board of directors of Compellent Technologies, Inc. from 2007 until its acquisition by Dell Inc. in 2011, on the board of Vital Images, Inc. from 1997 until its acquisition by Toshiba Medical in 2011, on the board of Synovis Life Technologies, Inc. from 2004 until its acquisition by Baxter International, Inc. in 2012, on the board of Cogentix Medical, Inc. from 2006 to 2016, and on the board of Image Sensing Systems, Inc. from 2006 to 2012.

Mr. Wehrwein’s qualifications to serve on our board of directors include, among other skills and qualifications, his capabilities in financial understanding, strategic planning and auditing expertise, given his experiences in investment banking and in financial leadership positions. As chairman of the audit committee, Mr. Wehrwein also keeps the board abreast of current audit issues and collaborates with our independent auditors and senior management team.

Voting Information and Board Voting Recommendation
As set forth in our Third Amended and Restated Articles of Incorporation, as amended, each director shall be elected by the vote of the majority of the votes cast with respect to the director, provided that directors shall be elected by a plurality of the votes present and entitled to vote on the election of directors at any such meeting for which the number of nominees (other than nominees withdrawn on or prior to the day preceding the date we first mail our notice for such meeting to the shareholders) exceeds the number of directors to be elected. A majority of the votes cast means that the votes cast “for” a director nominee must exceed the votes that are voted “against” that director.
THE BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” EACH NOMINEE LISTED.
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COMPENSATION DISCUSSION AND ANALYSIS
Named Executive Officers
The compensation provided to our named executive officers for 2019 is set forth in detail in the Summary Compensation Table and the other tables, accompanying footnotes and narrative that follow in this section. This Compensation Discussion and Analysis explains our executive compensation philosophy, objectives and design, our compensation-setting process, our executive compensation program components and the decisions made in 2019 affecting the compensation of our named executive officers. Throughout this section, we refer to the following individuals as our “named executive officers”:
•	Victoria M. Holt, our President and Chief Executive Officer, or CEO;
•	John A. Way, our Chief Financial Officer, or CFO, and Executive Vice President of Development;
•	Arthur R. Baker III, our Chief Technology Officer;
•	Robert Bodor, our Vice President/General Manager – Americas;
•	Bjoern Klaas, our Vice President/General Manager and Managing Director – Europe, Middle East and Africa; and
•	David M. Fein, our Former Chief Revenue Officer whose employment with us terminated effective May 31, 2019.
Executive Summary
This section provides an overview of our performance, key decisions and actions made by our compensation committee during the course of the year, a summary of the governance features of our executive compensation program, and a history of our say-on-pay results.
Summary of Proto Labs’ Performance
In 2019, the Company made progress on a number of fronts; however a number of our financial measures were below targets. We remained focused on the execution of a number of key strategic initiatives, including but not limited to: (i) enhancing our e-commerce experience and systems architecture to improve customer experience, achieve internal productivity improvement, improve the speed and scalability of new capabilities and acquisitions, and provide improved access to data for customer insights, (ii) the integration of RAPID Manufacturing Group, LLC (RAPID), which was acquired in November 2017, and (iii) the continued expansion of the envelope of parts that we can make for our customers across all our services. Our revenue increased by 2.9% in 2019 compared with 29.3% 2018 and our net cash provided by operating activities totaled $116.1 million in 2019. In addition, we continued to evolve our go-to-market models with the goal of delivering sustainable revenue growth over the long term.
Growth	Profitability	Cash Generation
+2.9% Revenue increased to $458.7 million in 2019 compared with $445.6 million in 2018.	$2.35 Diluted earnings per share was $2.35 in 2019.	$116.1m Cash generated from operations during the year totaled $116.1 million.
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Shareholder Value Creation
Since our IPO in February 2012, we have delivered higher total shareholder returns (TSR) than companies in our compensation peer group, the S&P 500 and the Russell 2000 Growth Index. Our board of directors and senior management are strongly committed to maintaining our company’s long-term sustainable growth.

The information above reflects the period of time ending December 31, 2019, and the “Peer Group” reflected in the chart represents the current compensation peer group developed by Pearl Meyer in late 2019 for 2020 compensation planning purposes. The group includes the following companies: 3D Systems Corporation, Axon Enterprise, Inc., Badger Meter, Inc., Cognex Corporation, ESCO Technologies, Inc., FARO Technologies, Inc., Monolithic Power Systems, Inc., Novanta Inc., Power Integrations, Inc., Raven Industries, Inc., RBC Bearings Incorporated, Shutterstock, Inc., SPS Commerce, Inc., Sun Hydraulics Corporation and Universal Display Corp. The Peer Group reflected in the chart above is different from the peer group referenced below, which was developed by Pearl Meyer in late 2018 for 2019 compensation planning purposes. See the “Peer Group” section of this Compensation Discussion & Analysis for further details on the peer group developed by Pearl Meyer in late 2018 when establishing base salaries, annual equity awards and target annual incentive compensation for 2019.
Key Actions and Decisions in 2019
In 2019, the Company made a number of important decisions as it relates to our named executive officer compensation program.
Topic	Actions / Decision
2019 Salary Adjustments	✔	Adjusted salaries for each of our named executive officers to better reflect competitive market levels
2019 Annual Incentives and Long-Term Incentives	✔	Awarded annual incentives to our named executive officers that averaged 41.8% of their target awards reflecting corporate, and regional where applicable, performance
✔
Added additional 15% incentive payment component to the annual incentive program for 2019 relating to a critical software project to which the named executive officers, along with company employees in the United States and EMEA, were devoting their efforts. This 15% additional incentive payment component is included in the 41.8 average incentive disclosed above.

	✔	Adjusted the annual incentive award calculation to extend the calculation below the threshold amount for revenue and AOI
	✔	Granted our named executive officers 2019 equity awards comprised of stock options, restricted stock units (“RSUs”) and performance stock units (“PSUs”)
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Topic	Actions / Decision
Annual Incentive Program Performance Metrics and Design	✔	Continued the use of revenue and adjusted operating income (“AOI”) as the two key financial metrics in our Annual Incentive Program
	✔	Capped the annual incentive plan payouts for 2019 at 200% of the target incentive award
PSU Performance Metrics	✔	Continued the use of organic revenue growth and adjusted Earnings Per Share (“EPS”) growth as the two performance metrics for our PSU awards
Expansion of Clawback Policy	✔	Expanded our clawback policy to cover misconduct resulting in either a violation of law or company policy that has caused significant financial or reputational harm to the company
Severance Arrangements	✔	Removed a reduction in annual long-term incentive value as a trigger for good reason termination from our severance agreements with our named executive officers other than Ms. Holt.
Benchmarking	✔	Reviewed and approved a new compensation peer group
Key Governance Attributes
Our compensation committee is committed to establishing an executive compensation program that reflects strong corporate governance attributes. The following table summarizes those corporate governance attributes.
Things We Do		Things We Don’t Do
•	“Double-trigger” treatment for cash and accelerated equity vesting upon a change in control	•	No tax gross-ups on perquisites, severance or change-in-control payments
•	Meaningful stock ownership guidelines for our CEO and executive officers	•	No hedging/pledging of Proto Labs stock by executive officers
•	Requirement that executive officers hold 100% of after-tax shares from option exercises or RSU/PSU vesting until they have achieved their ownership requirement	•	No option repricing without shareholder approval
•	Compensation recoupment (“clawback”) policy	•	No additional perquisites unique to named executive officers
•	Equity award approval policy
•	Independent compensation committee
•	Independent compensation consultant
•	Annual compensation risk assessment
Say-on-Pay Results
At our 2019 annual meeting, the say-on-pay proposal received the approval of approximately 97% of the shares voted on the proposal. Our compensation committee considered this result to be an endorsement by our shareholders of our compensation program and maintained the fundamental features of our 2018 program for 2019. Further, since our company began holding the say-on-pay vote, our shareholders have been overwhelmingly supportive of our program, with our company receiving greater than 90% in each year.
Executive Compensation Philosophy and Objectives
We believe our success depends in large measure on our ability to attract, retain and motivate a talented senior management team to effectively lead our company in a dynamic and changing business environment, and that a competitive executive compensation program is essential to that effort. We believe that our executive compensation program should support our short- and long-term strategic and operational objectives, and reward corporate and individual performance that contributes to creating value for our shareholders.
Consistent with this philosophy, our executive compensation program incorporates the following key principles and objectives:
•	Focus on total compensation for purpose of understanding the competitiveness of executive officer compensation
•	Structure the compensation program so as to align the interests of our executive officers with those of our customers, employees, and shareholders;
•	Provide a competitive total compensation opportunity that includes target incentive goals that are reasonably achievable and aligned to long-term objectives;
•	Utilize equity-based awards in a manner designed to motivate long-term company performance, increase shareholder value and emphasize their long-term retentive function;
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•	Recognize and reward the achievement of company and business unit goals as well as individual performance;
•	Provide compensation commensurate with the level of business performance achieved;
•
Provide greater compensation opportunities for individuals who have the most significant responsibilities and therefore the greatest ability to influence our achievement of strategic and operational objectives;

•	Structure the compensation program so that it is understandable and easily communicated to executives, shareholders and other constituencies;
•	Place increasing emphasis on incentive/variable compensation for positions of increasing responsibility; and
•	Make benefit programs available to executive officers consistent with those provided to salaried employees.
Compensation Decisions and Processes
The compensation committee of our board of directors, which consists solely of independent directors, generally has been responsible for overseeing our executive compensation program, including annually reviewing the ongoing compensation arrangements for each of our executive officers, including our CEO, and reporting those arrangements to our board.
Our compensation committee regularly receives and considers input from our CEO regarding the compensation and performance of the other executive officers, including recommendations as to compensation levels that the CEO believes are commensurate with an individual’s job performance, skills, experience, qualifications, criticality to our company and development/career opportunities, as well as with our compensation philosophy, external market data and considerations of internal equity. With the assistance of our CFO, our CEO also has provided recommendations to the compensation committee regarding the establishment of performance goals for the annual cash incentive plan based on the operating budget approved by our board of directors. Our CEO regularly attends meetings of our compensation committee, except where the CEO’s own compensation is being considered or times when the committee meets in executive session. Our CEO makes no recommendations to the compensation committee regarding her own compensation. The compensation committee communicates its views and decisions regarding compensation arrangements for our executive officers to our CEO, who generally has been responsible for implementing the arrangements.
In determining executive compensation, our compensation committee reviews and considers a number of factors, including individual and corporate performance, input from our CEO, compensation market data from third party compensation surveys (including Pearl Meyer, our independent compensation consultant), our compensation philosophy and key principles, the pay practices of a set of comparable companies, feedback received from shareholders concerning say-on-pay, and the committee’s collective experience and knowledge. We have used market data primarily as a reference point to assess whether our compensation practices are reasonable, competitive and likely to achieve our objectives, and actually deliver compensation in amounts that are consistent with the compensation committee’s assessment of our company’s relative performance. As part of these assessments, we assumed that target total compensation levels were likely to be reasonable and competitive if they approximated the market median we calculated from the surveys and other compensation data we utilized which for us generally meant a range between 85% and 115% of the market median. The utilization of a range is largely in recognition of the limitations of the survey data that include companies with limited degrees of comparability to our company and position titles that may encompass positions with responsibilities that differ to varying degrees from the responsibilities of a similarly titled position within our company. As a result, we did not establish specific compensation amounts or parameters for any executive officer position based on market data in 2018, recognizing that factors unique to each individual will ultimately determine that individual’s compensation, which may not necessarily be within the median range. Our compensation committee approves all awards to our executive officers under our 2012 Long-Term Incentive Plan, as amended to date (the “LTIP”).
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Peer Group
In 2018, the compensation committee requested that its independent compensation consultant, Pearl Meyer, review our peer group used for executive compensation. Pearl Meyer used a multi-step process to construct a peer group that we believe fits our market position and profile. The compensation committee and our board of directors reviewed information relating to this peer group when establishing base salaries, annual equity awards and target annual incentive compensation for 2019.
When constructing the peer group, Pearl Meyer first identified U.S.-based, publicly-traded technology, hardware and equipment, software and services, and capital goods companies. Second, it looked at companies with scope criteria approximately one-third to three times that of Proto Labs: annual revenues between $124.0 million and $1.1 billion, and with market capitalizations between $1.2 billion and $10.5 billion. Pearl Meyer’s review resulted in a peer group of the following 15 companies:
3D Systems Corporation Axon Enterprise, Inc.* Cognex Corporation* Ellie Mae, Inc. ESCO Technologies, Inc.	FARO Technologies, Inc. GrafTech International Ltd.* Monolithic Power Systems, Inc.* Power Integrations, Inc. Raven Industries, Inc.	RBC Bearings Incorporated Shutterstock, Inc. SPS Commerce, Inc. Sun Hydraulics Corporation Universal Display Corp.
The companies marked with an asterisk (*) reflect new addition to peer group. The following companies from the previous peer group have been excluded because they no longer fit the size criteria used for selecting peer companies: Gogo, Inc., Monotype Imaging Holdings, Inc., NN Inc. and Tessera Technologies. Below is information about the companies in the peer group, as well as the corresponding information for Proto Labs that Pearl Meyer referenced when constructing the peer group:
	Annual Revenue(1)	Market Capitalization(1)
25th percentile	$369 million	$1.6 billion
75th percentile	$665 million	$4.3 billion
Proto Labs	$372 million	$3.5 billion
(1)
Amounts shown in this table are for the twelve-month period ended as of the most recently disclosed quarter prior to the 2018 meeting at which Pearl Meyer presented the peer group information to the compensation committee.

The compensation committee uses data about executive compensation at peer group companies as a tool to assess the reasonableness of the total compensation paid to our executive officers. As discussed above, we do not establish a percentile which any part of our executive’s compensation or any executive’s overall compensation must meet or exceed.
Elements of Executive Compensation
Our executive compensation program historically has been comprised of three primary elements—base salary, annual cash incentive, and equity-based long-term incentives. The primary elements of our compensation program for 2019 were consistent with our 2018 compensation program. While all elements of our executive compensation program are intended to collectively achieve our overriding purpose of attracting, retaining and motivating talented executives, the table below identifies the additional specific purposes of each element as reflected in our 2019 compensation program.
Compensation Component	Form of Compensation	Purpose
Base Salary	Cash	•	Compensate each named executive officer relative to individual responsibilities, experience and performance
		•	Provide steady cash flow not contingent on short-term variations in company performance
Annual Incentive	Cash	•	Align compensation with our annual corporate financial performance
		•	Reward achievement of short-term financial objectives
		•	Provide participants with a meaningful total cash compensation opportunity (base salary plus annual incentive)
Long-Term Incentives	Stock Options, Restricted Stock Units and Performance Stock Units	•	Align compensation with our long-term returns to shareholders
		•	Encourage long-term retention
		•	Create a long-term performance focus
		•	Provide executive ownership opportunities
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Our compensation committee has not adopted a formal or informal policy for allocating compensation among the various elements, or between cash and non-cash elements or between long- and short-term compensation; however, the committee considers total compensation and then adjusts the mix among each element of compensation based on market comparisons, individual role and performance. As noted earlier, however, we do place greater emphasis on incentive-based and variable forms of compensation for executives with more significant responsibilities, reflecting their greater capacity to affect our performance and results.
Base Salaries
At the time an executive officer is first hired, his or her base salary generally is established through individual negotiations between us and the executive officer, taking into account judgments as to the executive officer’s qualifications, experience, responsibilities, prior salary history, internal pay equity considerations and market factors.
The compensation committee annually reviews the base salaries of our executive officers near the end of each year and bases any adjustments for the following year on merit and market considerations. Merit-based adjustments primarily reflect an assessment of an individual’s performance. Any market-based adjustments reflect an assessment of the competitive positioning of an individual’s salary with comparable positions in the market based on market data provided to the compensation committee by the compensation consultant and other market surveys the compensation committee might use.
The annual base salary of each of our named executive officers was increased for 2019 compared to 2018 as set forth in the table below as a result of merit-based increases based on such officer’s contributions to our company, our company’s overall success in 2019, and changes in the competitive market.
Name	2019 Annual Base Salary	2018 Annual Base Salary	Percentage Change from 2018 Annual Base Salary to 2019 Annual Base Salary
Victoria M. Holt	$600,000	$550,000	9%(1)
John A. Way	$362,436	$351,880	3%
Arthur R. Baker III	$312,312	$300,300	4%
Robert Bodor	$324,492	$300,456	8%(1)
Bjoern Klaas	$322,390	$—	—%(2)
David M. Fein	$367,710	$360,500	2%
(1)	The percentage change from 2018 annual base salary to 2019 annual base salary was greater for Ms. Holt and Dr. Bodor than for our other named executive officers in order to remain market competitive.
(2)	Mr. Klaas’ employment with us did not begin until December 2017. As a result, Mr. Klaas did not receive an increase from 2018 annual base salary to 2019 annual base salary.
Annual Incentive Program
All of our named executive officers participate in our annual incentive program. The annual incentive program payouts were a function of two metrics:
•
75% of the annual bonus target was based on annual revenue growth, calculated without regard to foreign currency exchange rates. We refer to this aspect of the annual incentive program as the revenue factor.

•
25% of the annual bonus target was based on budgeted adjusted operating margin. We refer to this aspect of the annual incentive program as the adjusted operating income (“AOI”) factor. For purposes of calculating attainment of the AOI portion of the annual incentives, AOI is defined as operating income before incentive compensation expense, stock-based compensation expense, amortization expense, acquisition expenses and other one-time expenses not indicative of core operations, calculated as a percentage of revenue.

Revenue growth and AOI were selected as the primary financial objectives for determining the 2019 annual incentive payouts because our primary objective continues to be to grow our company profitably.
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The compensation committee approved 2019 revenue and AOI objectives for our company as a whole and for each of our major geographic business units (the United States, Europe, Middle East and Africa (“EMEA”) and Japan). The inclusion of business unit performance objectives enables us to tailor annual incentive opportunities so as to reward each executive officer for the performance of those portion(s) of our company for which the officer had the most direct responsibility. The following are the percentage allocations for revenue and AOI across each named executive officer’s target bonus opportunity
Name	Revenue		AOI
	Consolidated	Geographic Unit	Consolidated	Geographic Unit
Victoria M. Holt	100%		100%
John A. Way	100%		100%
Arthur R. Baker III	100%		100%
Robert Bodor	35%	65%	100%
Bjoern Klaas	35%	65%	100%
David M. Fein	100%		100%
A target payout expressed as a percentage of annual base salary is established for each named executive officer annually. For 2019, their target payout percentages were as follows:
Name	Target Payout as % of 2019 Salary
Victoria M. Holt	100%
John A. Way	75%
Arthur R. Baker III	50%
Robert Bodor	60%
Bjoern Klaas	50%
David M. Fein	75%
The target payout percentages for each named executive officer remained unchanged from the 2018 percentages in light of the compensation committee’s determination that the target percentages from 2018 remained competitive.
The revenue factor of our plan pays out 100% at targeted revenue achievement on a consolidated basis or for each region, as applicable, for each named executive officer. The payout is zero for 2019 revenue below specified threshold amounts for our company as a whole and each of its business units, is 30% at those threshold amounts, and increases in amounts specified by the compensation committee to the degree revenue exceeds the respective threshold amounts up to a maximum of 200%.
•
For consolidated revenue performance between threshold and target, the payout factor would increase proportionately between 30% and 100%, or about 1.3 percentage points for each $1 million in additional consolidated revenue, and between target and maximum, the payout factor would increase proportionately between 100% and 200%, or about 1.7 percentage points for each $1 million in additional consolidated revenue.

•
For United States revenue performance between threshold and target, the payout factor would increase proportionately between 30% and 100%, or about 1.6 percentage points for each $1 million in additional United States revenue, and between target and maximum, the payout factor would increase proportionately between 100% and 200%, or about 1.9 percentage points for each $1 million in additional consolidated revenue.

•
For EMEA revenue performance between threshold and target, the payout factor would increase proportionately between 30% and 100%, or about 10.1 percentage points for each $1 million in additional EMEA revenue, and between target and maximum, the payout factor would increase proportionately between 100% and 200%, or about 9.6 percentage points for each $1 million in additional consolidated revenue.

The AOI factor is 100% at targeted AOI on a consolidated basis for each named executive officer. For the AOI factor, the payout is zero for 2019 AOI below a specified threshold amount for our company as a whole, is 40% at the threshold amount, and increases in amounts specified by the compensation committee to the degree that AOI exceeds the threshold amount up to a maximum of 200%. For AOI performance between threshold and target, the payout factor would increase proportionately between 40% and 100%, or about 0.2 percentage points for each basis point in additional AOI, and between target and maximum, the payout factor would increase proportionately between 100% and 200%, or about 0.2 percentage points for each basis point in additional AOI.
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For 2019, the compensation committee approved the following targets for the revenue factor and the AOI factor.
Objective(1)	2019 Target Growth (%)	2019 Target Amount ($)
Consolidated Revenue Growth	17.1%	$520.0M
United States Revenue Growth	18.3%	$414.9M
EMEA Revenue Growth	13.0%	$90.6M
Adjusted Operating Income	25.9%
(1)	The final payout factor for 2019 was based on the dollar amount of actual performance, as opposed to the growth percentage.
The following table summarizes our actual performance during 2019 in terms of both revenue and AOI, as well as the related payout factors:
Objective	Actual Performance(1)	Final Payout Factor(6)
Consolidated Revenue(2)	$461.2M	21.3%(3)
United States Revenue(4)	$360.4M	15.3%
EMEA Revenue(5)	$85.4M	47.6%
Adjusted Operating Income	22.1%	20.3%
(1)	Our actual performance is equal to our 2019 revenue calculated using 2019 budgeted foreign currency exchange rates. Actual AOI performance is listed as adjusted operating margin achieved in 2019.
(2)
For consolidated revenue performance between threshold and target, the payout factor would increase proportionately between 30% and 100%, or about 1.3 percentage points for each $1 million in additional consolidated revenue.

(3)
The final payout factor represents the percentage of the target payout that would be made based on the actual company-wide or business unit revenue for 2019, without regard to foreign currency exchange rates. Including the impact of foreign currency exchange rates would not have impacted the incentive for each named executive officer.

(4)
For United States revenue performance between threshold and target, the payout factor would increase proportionately between 30% and 100%, or about 1.6 percentage points for each $1 million in additional United States revenue.

(5)
For EMEA revenue performance between threshold and target, the payout factor would increase proportionately between 30% and 100%, or about 10.1 percentage points for each $1 million in additional EMEA revenue.

(6)
Actual performance was below the threshold amount for the final payout factor. The Compensation Committee approved adjusting the Final Payout Factor to extend the calculation below the threshold amount.

In July 2019, the compensation committee added another component to the annual incentive program for 2019 relating to a critical software project to which the named executive officers, along with company employees in the United States and EMEA, were devoting their efforts. If certain pre-set milestones were achieved with respect to the project, the named executive officers would be entitled to an additional 15% incentive payment. This change was made to recognize that the achievement of these goals are a top priority to our shareholders, and the long term value of the company, and should be the top priority for the executive leadership team and employees. All of the named executive officers achieved the additional 15% incentive payment for 2019. The annual incentive amount paid to each named executive officers in 2019, and the percentage of each named executive officer’s annual incentive target such amounts represent, were as follows:
Name	2019 Actual Incentive Amount ($)	Percent of Annual Incentive Target Achieved (%)
Victoria M. Holt	$215,308	36.0%
John A. Way	$97,748	36.0%
Arthur R. Baker III	$56,133	36.0%
Robert Bodor	$59,941	33.0%
Bjoern Klaas	$112,925	70.2%
David M. Fein	$—	—
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Total Cash Compensation for 2019
As discussed above in “Compensation Decisions and Processes,” we have used market data primarily as a reference point to assess whether our compensation practices are reasonable, competitive and likely to achieve our objectives, and actually deliver compensation in amounts that are consistent with the compensation committee’s assessment of our company’s relative performance. As part of these assessments, we assumed that base salary and target total cash compensation levels were likely to be reasonable and competitive if together they approximated the market median we calculated from the surveys and other compensation data. For 2019, all named executive officers with the exception of Robert Bodor were within 15% of the market median for target total cash compensation. Mr. Bodor received a merit- and market-based base salary adjustment to bring him more in line with competitive market practice.
Name	2019 Actual Salary Amount	2019 Actual Incentive Amount	2019 Total Cash Compensation Amount
Victoria M. Holt	$600,000	$215,308	$815,308
John A. Way	$362,436	$97,748	$460,184
Arthur R. Baker III	$312,312	$56,133	$368,445
Robert Bodor	$324,492	$59,941	$384,433
Bjoern Klaas	$322,390	$112,925	$445,315
David M. Fein	$367,710	$—	$367,710
Long-Term Incentive Program
Our compensation committee considers the employee’s total compensation and then adjusts the mix among base salary, annual incentive and long-term incentive based on market comparisons, individual role and performance. Our compensation committee generally has determined the size of individual grants using its collective business judgment and experience, taking into account factors such as the role and responsibility of the individual executive, an evaluation of the expected and actual performance of each executive, internal pay equity considerations and market factors. We generally have not utilized a formulaic approach to determine the size of individual equity awards to our executives.
Beginning in 2014, we modified our historic practice of granting equity compensation only in the form of stock options and granted awards in the form of both stock options and time-based restricted stock units, or RSUs, in order to mitigate the incentive our named executive officers have to take excessive risks, more directly align the interests of our shareholders and our named executive officers, and mitigate the potential dilution that our executive compensation program has on our shareholders by providing equity compensation to our named executive officers. In 2014 and 2015, 65% of the annual equity awards we granted were made in the form of stock options, based on the Black-Scholes value of the options on the grant date, and 35% were made in the form of RSUs, based on the closing price of the stock on the date of grant. For 2016, the compensation committee changed the mix of long-term equity grants to 50% stock options and 50% RSUs. For 2017, the compensation committee changed the mix of long-term equity grants to 25% stock options and 75% RSUs and introduced PSUs to Ms. Holt’s mix of long-term equity grants to ensure the alignment of her interests with those of our shareholders in creating value for our company over a multi-year period. In 2018, the compensation committee made the decision to cascade this approach to the rest of our named executive officers to create alignment across the entire leadership team in focusing on creating value for our company over a multi-year period. This approach was continued in 2019.
In addition to annual equity awards, in certain cases we have granted equity awards in connection with an individual’s initial employment with us, upon promotions or other changes in responsibilities, or in recognition of significant achievements. These additional equity awards are made outside our typical annual grant cycle, and are subject to our equity award approval policy summarized below in “Other Compensation and Equity-Related Policies—Equity Award Approval Policy.” No such awards were made to any named executive officer in 2019.
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2019 Long-Term Equity-Based Compensation
As noted above, in 2019 the compensation committee awarded stock options, RSUs and PSUs to our named executive officers. Such grants, which were made in February 2019 pursuant to the LTIP, were as follows:
Name	Aggregate Grant Date Fair Value of 2019 Equity Awards	Number of RSUs Awarded	Number of Stock Options Awarded	Target Number of PSUs Awarded
Victoria M. Holt	$ 2,500,203	6,287	7,120	14,288
John A. Way	$900,199	4,244	4,806	2,144
Arthur R. Baker III	$600,062	2,829	3,204	1,429
Robert Bodor	$600,062	2,829	3,204	1,429
Bjoern Klaas	$400,077	1,886	2,136	953
David Fein	$500,122	2,358	2,670	1,191
The stock options awarded to our named executive officers have an exercise price equal to 100% of the fair market value of a share of our common stock on the date of grant. Each stock option granted will vest and becomes exercisable as to 25% of the shares in four annual installments beginning on February 13, 2020 and has a 10-year term. Unvested options will immediately become vested and exercisable in full upon the named executive officer’s death or disability and if, within one year of a change in control, the named executive officer’s employment is terminated without cause or for good reason.
The RSUs awarded to our named executive officers will vest as to 25% of the shares in four annual installments beginning on February 13, 2020. Unvested RSUs will immediately vest in full upon the named executive officer’s death or disability and if, within one year of a change in control, the named executive officer’s employment is terminated without cause or for good reason. No dividend equivalents are paid on the RSUs.
The PSUs awarded to our named executive officers are expressed in terms of a target number of PSUs (as noted in the table above), with between 0% and 150% of that target number of shares capable of being earned and vesting at the end of the January 1, 2019 to December 31, 2021 performance period depending on our company’s organic revenue and adjusted Earnings Per Share (“EPS”) performance in the final year of the performance period and the award recipient’s continued employment. The number of PSUs determined to have been earned at the end of the performance period will vest at that time, and each vested PSU will be paid out in one share of our common stock. A PSU award will be forfeited if the award recipient’s employment ends before the scheduled vesting date except in situations involving retirement, disability, a qualifying termination under a severance agreement, death or a change in control. If employment ends due to retirement, disability or a qualifying termination under a severance agreement before the scheduled vesting date, a pro rata portion of the number of PSUs that would have been earned at the end of the performance period if employment had continued will vest on the scheduled vesting date. The pro rata portion will be based on the portion of the performance period that elapsed prior to the date of termination. If employment ends due to an award recipient’s death, a pro rata portion (determined in the same manner) of the target number of PSUs will vest at that time. If a change in control of our company occurs before the scheduled vesting dates of the award, the performance period will be truncated and a pro rata portion of the number of PSUs determined to have been earned during the truncated performance period will vest as of the date of the change in control. The pro rata portion will be based on the portion of original performance period that elapsed prior to the date of the change in control.
Because their vesting is dependent upon achievement of certain organic revenue growth targets and adjusted EPS growth targets, the PSUs were intended to incent the achievement of long-term shareholder value. The compensation committee carefully considered various incentive metrics that could be utilized in the PSU plan. Although revenue is a key component of our annual incentive plan, the committee determined that including revenue in the PSU plan as well is appropriate because of its importance to overall shareholder value creation and organizational health. The compensation committee believes that these two metrics are substantially differentiated in that the measurement period for revenue in the annual incentive plan is one-year, while the PSU plan metric utilizes at three-year measurement period reflecting sustained revenue growth. Lastly, the committee also reflected on the fact that while revenue is a metric in both the annual incentive and PSU plans, there are other metrics in each plan that are different and serve to provide a balance to the overall incentive metric profile.
2017-2019 PSUs Awarded to Victoria Holt
In February 2017 the compensation committee awarded PSUs to Ms. Holt that would be earned and vest based upon achievement of certain organic revenue growth targets and adjusted EPS growth targets set for the three-year performance period from January 1, 2017 to December 31, 2019. Because the organic revenue growth target was achieved, but the threshold adjusted EPS growth target was not achieved, 7,113 of the PSUs awarded to Ms. Holt in 2017 were earned and the remaining 18,594 PSUs have been forfeited.
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PSU Design Changes for 2020 Awards
In February 2020, the compensation committee approved changes to the annual PSU awards to be made to our named executive officers. Instead of performance being measured based on internal three-year organic revenue and adjusted EPS growth targets, performance will now be measured based on the Company’s three-year cumulative Total Shareholder Return (“TSR”) performance relative to the Russell 2000 Growth Index. The pay and performance scale for the 2020 PSU grants is as follows:
Relative TSR Percentile	PSU Payout (% of Target)
Below 25th percentile	0%
25th percentile	50%
50th percentile	100%
75th percentile or greater	150%
If the company’s relative TSR is less than 0% over the performance period, the PSU payout is capped at 100% of target. In making the decision to move to relative TSR from our historical practice of measuring organic revenue and adjusted EPS growth, the compensation committee reflected on the difficulty of setting multi-year financial goals, and the potential for misalignment of pay and performance. Further, the compensation committee believes that relative TSR represents a good alignment tool for purpose of compensating management on shareholder return performance. The compensation committee plans to continually evaluate the PSU program in the future to determine the best metrics and structure to motivate and reward management.
Other Executive Benefits
Our named executive officers generally receive health and welfare benefits under the same programs and subject to the same terms as our other salaried employees. These benefits include medical, dental and vision benefits, short- and long-term disability insurance, accidental death and dismemberment insurance and basic life insurance. Our named executive officers are also eligible to participate in our 401(k) retirement plan, under which our company provides a matching contribution in an amount equal to 100% of the first 3% of compensation contributed by a participant and 50% of the next 2% of compensation contributed. We also provide supplemental benefits to our executive officers who are based outside of the United States as part of compensation packages that are intended to be competitive in the respective local markets.
Transition and Separation Agreement with David M. Fein
In May 2019, we entered into a Transition and Separation Agreement (the “Agreement”) with David M. Fein in connection with his termination of employment with our company. Pursuant to the Agreement, subject to certain conditions, we agreed to pay Mr. Fein an amount equal to one times his annual salary in 12 monthly payments through regularly scheduled payroll periods in accordance with our company’s regular payroll cycle along with a $45,000 lump sum cash payment. We also agreed to pay the employer portion of premiums for Mr. Fein and his eligible dependents for 12 months of coverage under COBRA. In addition, the vesting of a pro rata portion of Mr. Fein’s time-based equity awards that were scheduled to vest on February 13, 2020 was accelerated effective upon his termination.
Severance and Change in Control Benefits
In connection with hiring Ms. Holt in 2014, we entered into an agreement with her in recognition of the need to provide the executive with certain protection if the executive’s employment with us is involuntarily terminated without “cause” or terminated by the executive for “good reason,” including in connection with a change in control of our company. We amended and restated this agreement in July 2019. As amended, the agreement provides Ms. Holt certain cash payments based on the executive’s base salary and target annual incentive payments and the continuation of certain benefits following termination. We believe the change in control-related benefits are beneficial to our shareholders by encouraging Ms. Holt to remain focused on shareholders’ interests in the face of a potential change in control, and the benefits promote stable leadership during a possible transition period. In 2019, we revised Ms. Holt’s agreement to focus on a material reduction in Ms. Holt’s total compensation, rather than a material reduction in any single component thereof, as a trigger for a voluntary resignation by Ms. Holt for good reason.
We have entered into severance agreements with each of our named executive officers other than Ms. Holt. Initially we entered into severance agreements with Mr. Way in 2014, Dr. Bodor in 2015, with Dr. Baker and Mr. Fein in 2016 and Mr. Klaas in 2017. In 2019, we entered into revised severance agreements with these named executive officers. The material changes to the agreements included the elimination of a reduction in annual long-term incentive value as a trigger for good reason termination, revisions to equity vesting provisions to address the treatment of performance-based equity awards, the Employment Agreement now includes a “best net benefit” provision with regard to any “parachute payments” under Section 280G of the Internal Revenue Code, and the
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period for a termination due to disability has been increased from 90 days to 120 days. For a summary of the material terms and conditions of our agreements with the named executive officers providing for payments in connection with termination of employment and changes in control of our company, see “Potential Payments upon Termination or Change in Control.”
The equity award agreements under the LTIP provide for “double trigger” acceleration of exercisability or vesting of equity awards in connection with a change in control, meaning that both a change in control and either a failure to continue, assume or replace outstanding awards or a termination of employment are necessary before acceleration will occur. The compensation committee believes that the double trigger structure avoids an unintended windfall to executives who retain their employment and their equity awards in the event of a friendly change in control, but still provides them appropriate incentives to cooperate in negotiating any change in control in which they believe they could lose their jobs.
Other Compensation and Equity-Related Policies
Clawback Policy
During 2014, we adopted an Executive Officer Incentive Compensation Recovery Policy for recovery of incentive compensation from our executive officers under certain circumstances, and in May 2019 we adopted an expanded version of such policy (as expanded, the “Clawback Policy”). The Clawback Policy provides that we will, in all appropriate circumstances as determined by the compensation committee, and to the extent permitted by applicable law, require reimbursement or forfeiture of all or a portion of any incentive compensation awarded to our executive officers after the adoption of the policy where the compensation committee has determined that either:
(1)	All of the following factors are present:
•	We are required to prepare an accounting restatement due to material noncompliance with any financial reporting requirement under the securities laws;
•
The award, vesting or payment of the incentive compensation was predicated upon the achievement of certain financial results that were the subject of the restatement and such award, vesting or payment occurred or was received during the three-year period preceding the date on which we were required to prepare the restatement; and

•	A smaller award, vesting or payment would have occurred or been made to the executive officer based upon the restated financial results.
(2)
There has been misconduct resulting in either a violation of law or of our company policy that has caused significant financial or reputational harm to our company and either the executive officer committed the misconduct or failed in his or her responsibility to manage or monitor the applicable conduct or risks.

In the circumstances described in (1) above, we will, to the extent deemed appropriate by the compensation committee, seek to recover or cancel the amount(s) by which an executive officer’s incentive compensation that was awarded, vested or paid during the three-year period referenced above exceeded the amount(s) that would have been awarded, vested or paid based on the restated financial results, net of taxes paid or payable by the executive officer with respect to the recoverable compensation. In the circumstances described in (2) above, our company will, to the extent deemed appropriate by our compensation committee, seek to recover or cancel an executive officer’s incentive compensation that was awarded, vested or paid during any fiscal year in which the misconduct occurred.
Executive Stock Ownership Guidelines
During 2014, we adopted stock ownership guidelines applicable to our executive officers, which we updated in 2018. The guidelines are applicable to each of our executive officers and provide that each executive officer is expected to own shares of our common stock with a value at least equal to the amount shown below:
•	CEO – Five times annual base salary
•	All other executive officers – One times annual base salary
Each executive officer has five years from the date he or she becomes subject to the guidelines to achieve compliance with the guidelines. Until an executive officer has achieved compliance with the ownership guidelines, the individual must retain 100% of the “net profit shares” resulting from any option exercise or from the exercise, vesting or settlement of any other form of equity-based compensation award. For these purposes, “net profit shares” refers to that portion of the number of shares subject to the exercise, vesting or settlement of an award that the Covered Individual would receive had he or she authorized the Company to withhold shares otherwise
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deliverable in order to satisfy any applicable exercise price or withholding taxes. As of December 31, 2019, all of our named executive officers were either in compliance with the guidelines or within the five-year period to achieve compliance with the guidelines.
Equity Award Approval Policy
Our equity award approval policy permits us to make equity-based awards at any time other than during “blackout periods” provided for in our insider trading policy, which generally run from the eleventh of the month in which each fiscal quarter closes through the end of the second trading day following the public release of our financial results for that quarter. The policy does, however, permit us to approve an award during a blackout period, provided the effective date of the grant and the concurrent pricing of the grant occur on the first trading day after the blackout period ends.
Other Equity-Related Policies
We prohibit our executive officers from engaging in certain types of transactions in our stock, including short sales, pledges of our stock and other hedging transactions with respect to our stock. This policy is intended to prevent our executive officers from reducing the effect that decreases in the value of our stock have on their financial position. The LTIP requires that all stock options granted under the plan have an exercise price that is not less than the fair market value of a share of our common stock on the date the grant is made. The LTIP also prohibits re-pricing or exchanging underwater stock options without shareholder approval.
Tax Considerations
Section 162(m) of the Code, as in effect prior to the enactment of the Tax Cuts and Jobs Act of 2017 (the “Tax Cuts Act”) in December 2017, generally disallowed a tax deduction to public companies for compensation of more than $1 million paid in any taxable year to each “covered employee,” consisting of the CEO and the three other highest paid executive officers employed at the end of the year (other than the CFO). Amounts that qualified as “performance-based compensation” were exempt from this deduction limitation if the company met specified requirements set forth in the Code and applicable treasury regulations.
The Tax Cuts Act retained the $1 million deduction limit, but repealed the “performance-based compensation” exemption from the deduction limit and expanded the definition of “covered employees,” effective for taxable years beginning after December 31, 2017. Consequently, compensation paid in fiscal 2018 and later years to our named executive officers in excess of $1 million will not be deductible unless it qualifies for transitional relief applicable to certain binding, written performance-based compensation arrangements that were in place as of November 2, 2017.
Risk Assessment
In 2019, we completed an assessment of our compensation policies and practices including the bonus plan eligibility requirements, performance measures, the corporate governance and the framework to mitigate risk. The assessment concluded there are no risks that are likely to cause a material adverse outcome on our company.
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Summary Compensation Table
The following table summarizes the compensation provided to or earned by our named executive officers during our three most recently completed fiscal years:
Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
Victoria M. Holt President and Chief Executive Officer	2019	600,000	2,160,169	340,034	215,308	11,000	3,326,511
	2018	550,000	2,160,155	340,025	534,875	11,000	3,596,055
	2017	530,450	2,250,089	250,065	597,154	10,800	3,638,558
John A. Way Chief Financial Officer	2019	362,436	670,677	229,523	97,748	11,000	1,371,384
	2018	351,880	596,113	204,034	256,740	11,000	1,419,767
	2017	335,124	562,786	187,618	282,949	10,800	1,379,277
Arthur R. Baker III Chief Technology Officer	2019	312,312	447,048	153,014	56,133	11,000	979,507
	2018	300,300	447,111	153,014	146,021	11,000	1,057,446
	2017	286,000	375,191	125,033	160,982	10,800	958,006
Robert Bodor Vice President/General Manager – Americas	2019	324,492	447,048	153,014	59,941	11,000	995,495
	2018	300,456	417,290	142,838	174,965	11,000	1,046,549
	2017	278,200	375,191	125,033	172,324	10,800	961,548
Bjoern Klaas(5) Vice President and Managing Director - Europe, Middle East and Africa	2019	322,390	298,066	102,011	112,925	13,863	849,255

David M. Fein(6) Former Chief Revenue Officer	2019	163,833	372,609	127,513	—	419,942(7)	1,083,897
	2018	360,500	372,663	127,527	262,940	11,000	1,134,630
	2017	350,000	375,191	125,033	295,509	10,800	1,156,533
(1)
Amounts shown in this column reflect the aggregate grant date fair value of the RSUs and PSUs (at target) granted in 2019, 2018 and 2017 and are computed in accordance with ASC Topic 718, Compensation—Stock Compensation (ASC 718), based on the closing stock price on the grant date. The grant date fair value of RSUs granted in 2019 and the grant date fair value of the PSUs granted in 2019 if target performance and maximum performance is achieved are as follows:

Name	RSUs	PSUs
		Target	Maximum
Victoria M. Holt	$660,072	$1,500,097	$2,250,146
John A. Way	$445,578	$225,099	$337,649
Arthur R. Baker III	$297,017	$150,031	$225,047
Robert Bodor	$297,017	$150,031	$225,047
Bjoern Klaas	$198,011	$100,055	$150,083
David M. Fein	$247,566	$125,043	$187,565
(2)
Amounts shown in this column represent the grant date fair values computed in accordance with ASC 718 utilizing the assumptions discussed in Note 12 to our Consolidated Financial Statements for the year ended December 31, 2019 contained in our Annual Report on Form 10-K for the year ended December 31, 2019, and disregarding the effects of any estimates of forfeitures related to service-based vesting.

(3)	Amounts shown in this column represent amounts earned under our annual incentive program during each respective year and paid early in the following year.
(4)	Except for Mr. Klaas and Mr. Fein, amounts shown in this column for all named executive officers for 2019 represent company contributions to our 401(k) retirement plan.
(5)	Prior to 2019, Mr. Klaas was not a named executive officer.
(6)	Mr. Fein’s employment with us terminated effective May 31, 2019.
(7)	Amount includes $412,710 in cash severance payments, and $7,232 in premiums for COBRA continuation coverage.
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Grants of Plan-Based Awards
The following table summarizes the grants of plan-based awards made to our named executive officers during the year ended December 31, 2019:
		Compensation Committee	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(2)			Estimated Future Payouts Under Equity Incentive Plan Awards(3)			All Other Stock Awards: Number of Shares of Stock or Units (#)(4)	All Other Option Awards: Number of Securities Underlying Options (#)(5)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards(6)
Name	Grant Date	Approval Date(1)	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Victoria M. Holt			$195,000	$ 600,000	$1,200,000
			—	$90,000	—
	2/11/2019	2/5/2019							6,287			$660,072
	2/11/2019	2/5/2019								7,120	104.99	$340,034
	2/11/2019	2/5/2019				7,144	14,288	21,432				$ 1,500,097
John A. Way			$88,344	$ 271,827	$543,654
			—	$40,774	—
	2/11/2019	2/5/2019							4,244			$445,578
	2/11/2019	2/5/2019								4,806	104.99	$229,523
	2/11/2019	2/5/2019				1,072	2,144	3,216				$225,099
Arthur R. Baker III			$50,751	$ 156,156	$312,312
			—	$23,423	—
	2/11/2019	2/5/2019							2,829			$297,017
	2/11/2019	2/5/2019								3,204	104.99	$153,014
	2/11/2019	2/5/2019				715	1,429	2,144				$150,031
Robert Bodor			$63,276	$ 194,695	$389,390
			—	$29,204	—
	2/11/2019	2/5/2019							2,829			$297,017
	2/11/2019	2/5/2019								3,204	104.99	$153,014
	2/11/2019	2/5/2019				715	1,429	2,144				$150,031
Bjoern Klaas			$52,388	$ 161,195	$322,390
			—	$24,179	—
	2/11/2019	2/5/2019							1,886			$198,011
	2/11/2019	2/5/2019								2,136	104.99	$102,011
	2/11/2019	2/5/2019				477	953	1,430				$100,055
David M. Fein			$89,629	$275,783	$551,565
			—	$41,367	—
	2/11/2019	2/5/2019							2,358			$247,566
	2/11/2019	2/5/2019								2,670	104.99	$127,513
	2/11/2019	2/5/2019				596	1,191	1,787				$125,043
(1)
In accordance with the terms of our equity grant timing policy, the RSUs, PSUs and stock option grants to our named executive officers identified in the table were granted effective as of the end of the second trading day following the public release of our financial results for the fourth quarter of 2018, even though the compensation committee approved the grants on an earlier date.

(2)
As discussed above in “Compensation Discussion and Analysis—Elements of Executive Compensation—Annual Incentive Program,” amounts paid under our annual incentive program for 2019 were based in part on our revenue growth and AOI for the year. In addition, named executive officers also had the opportunity to earn an additional 15% annual incentive payment if pre-set milestones relating to a critical software project were achieved. The actual annual cash incentive amounts earned in connection with 2019 awards are reported in the Summary Compensation Table.

(3)
As discussed above in “Compensation Discussion and Analysis—Elements of Executive Compensation,” amounts in this column represent an award of PSUs under the LTIP capable of being earned and vesting at the end of a three-year performance period depending on our company’s organic revenue and adjusted EPS performance in the final year of the performance period and the award recipient’s continued employment. The PSU vesting terms in the event of certain terminations of employment or a change in control of our company are described above in “Elements of Executive Compensation—Long-Term Equity-Based Compensation.” No dividend equivalents are paid on the PSUs.

(4)
Amounts in this column represent awards of RSUs under the LTIP which vest as to 25% of the shares in four annual installments beginning on February 13, 2020. Unvested RSUs will immediately vest in full upon the named executive officer’s death or disability and if, within one year of a change in control, the named executive officer’s employment is terminated without cause or for good reason. No dividend equivalents are paid on the RSUs.

(5)
Amounts in this column represent awards of stock options under the LTIP which vest as to 25% of the shares in four annual installments beginning on February 13, 2020. Unvested options will immediately become vested and exercisable in full upon the named executive officer’s death or disability and if, within one year of a change in control, the named executive officer’s employment is terminated without cause or for good reason.

(6)
The actual value to be realized by a named executive officer depends upon the appreciation in value of our stock and the length of time the award is held. No value will be realized with respect to any stock option award if our stock price does not increase following the grant date. For a description of the assumptions used in computing grant date fair value for stock option awards pursuant to ASC 718, see Note 12 to our Consolidated Financial Statements for the year ended December 31, 2019 contained in our Annual Report on Form 10-K. The grant date fair value of each RSU award and PSU award (at target) was computed in accordance with ASC 718 based on the closing stock price on the grant date.

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Outstanding Equity Awards at 2019 Year-End
The following table provides information on each named executive officer’s outstanding equity awards as of December 31, 2019, the last day of our most recent fiscal year. Mr. Fein had no outstanding equity awards as of December 31, 2019.
	Option Awards					Stock Awards
Name	Option Grant Date(1)	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($/Sh)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
Victoria M. Holt	02/09/15	14,392	3,598	67.15	02/09/25
	02/08/16	11,346	7,564	57.88	02/08/26
	02/13/17	3,628	5,442	58.35	02/13/27
	02/12/18	1,787	5,364	105.75	02/12/28
	02/11/19	—	7,120	104.99	02/11/29
						939	95,355
						3,456	350,957
						7,713	783,255
						4,682	475,457
						6,287	638,445
						23,077(3)	2,343,469
								14,186	$ 1,440,588(4)
								14,288	$ 1,450,946(5)
John A. Way	12/01/14	2,608	—	62.90	12/01/24
	02/09/15	2,996	1,999	67.15	02/09/25
	02/08/16	5,511	5,674	57.88	02/08/26
	02/13/17	2,722	4,083	58.35	02/13/27
	02/12/18	1,072	3,219	105.75	02/12/28
	02/11/19	—	4,806	104.99	02/11/29
						522	53,009
						2,592	263,218
						5,787	587,670
						2,809	285,254
						4,244	430,978
						15,954(6)	1,620,129
								1,892	$ 192,133(4)
								2,144	$217,723(5)
Arthur R. Baker III	05/02/16	1,737	3,474	60.96	05/02/26
	02/13/17	1,814	2,721	58.35	02/13/27
	02/12/18	804	2,414	105.75	02/12/28
	02/11/19	—	3,204	104.99	02/11/29
						1,642	166,745
						3,858	391,780
						2,107	213,966
						2,829	287,285
						10,436(7)	1,059,776
								1,420	$144,201(4)
								1,429	$145,115(5)
Robert Bodor	02/13/14	1,632	—	78.59	02/13/24
	02/09/15	1,999	1,999	67.15	02/09/25
	02/08/16	1,891	3,782	57.88	02/08/26
	02/13/17	907	2,721	58.35	02/13/27
	02/12/18	751	2,253	105.75	02/12/28
	02/11/19	—	3,204	104.99	02/11/29
						522	53,009
						1,728	175,478
						3,858	391,780
						1,967	199,749
						2,829	287,285
						10,904(8)	1,107,301
								1,324	$134,452(4)
								1,429	$145,115(5)
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	Option Awards					Stock Awards
Name	Option Grant Date(1)	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($/Sh)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
Bjoern Klaas	02/11/19	—	2,136	104.99	02/11/29
						3,177	322,624
						1,886	191,523
						5,063(9)	514,148
								953	$96,777(5)
(1)
The option awards granted prior to 2018 vest as to 20% of the shares subject to each award in five annual installments on February 13 each year, with the exception of Mr. Way’s December 1, 2014 grant and Mr. Baker’s May 2, 2016 grant. Mr. Way and Mr. Baker’s awards vest on each of the first, second, third, fourth and fifth anniversaries of the date of grant. The option awards granted beginning in 2018 vest as to 25% of the shares subject to each award in four annual installments on February 13 each year.

(2)	Based on the $101.55 per share closing price of our common stock on the NYSE on December 31, 2019.
(3)
In the order presented in the table, the RSUs listed vest as to 939 shares subject to the units on February 13, 2020, as to 1,728 shares subject to the units on each of February 13, 2020 and 2021, as to 2,571 shares subject to the units on each of February 13, 2020, 2021 and 2022, as to 1,560 shares subject to the units on each of February 13, 2020, 2021 and 2022, and as to 1,571 shares subject to the units on each of February 13, 2020, 2021, 2022, 2023.

(4)
Performance stock units vest on December 31, 2020 depending on our company's organic revenue and adjusted EPS performance in the final year of the performance period and the award recipients continued employment.

(5)
Performance stock units vest on December 31, 2021 depending on our company's organic revenue and adjusted EPS performance in the final year of the performance period and the award recipients continued employment.

(6)
In the order presented in the table, the RSUs listed vest as to 522 shares subject to the units on February 13, 2020, as to 1,296 shares subject to the units on each of February 13, 2020 and 2021, as to 1,929 shares subject to the units on each of February 13, 2020, 2021 and 2022, as to 936 shares subject to the units on each of February 13, 2020, 2021 and 2022 and as to 1,061 shares subject to the units on each of February 13, 2020, 2021, 2022 and 2023.

(7)
In the order presented in the table, the RSUs listed vest as to 821 shares subject to the units on each of May 4, 2020 and 2021, as to 1,286 shares subject to the units on each of February 13, 2020, 2021 and 2022, as to 702 shares subject to the units on each of February 13, 2020, 2021 and 2022, and as to 707 shares subject to the units on each of February 13, 2020, 2021, 2022, and 2023.

(8)
In the order presented in the table, the RSUs listed vest as to 522 shares subject to the units on February 13, 2020, as to 864 shares subject to the units on each of February 13, 2020 and 2021, as to 1,286 shares subject to the units on each of February 13, 2020, 2021 and 2022, as to 655 shares subject to the units on each of February 13, 2020, 2021 and 2022, and as to 707 shares subject to the units on each of February 13, 2020, 2021, 2022, 2023.

(9)
In the order presented in the table, the RSUs listed vest as to 1,059 shares subject to the units on each of December 1, 2020, 2021 and 2022, and as to 471 shares subject to the units on each of February 13, 2020, 2021, 2022 and 2023.

  | 35

Option Exercises and Stock Vested in 2019
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Victoria M. Holt	—	—	13,911(3)	1,459,704(3)
John A. Way	—	—	5,319	568,913
Arthur R. Baker III	—	—	2,809	306,400
Robert Bodor	—	—	3,773	409,257
Bjoern Klaas	—	—	1,059	101,484
David Fein	3,839	131,901	3,070	330,524
(1)
The value realized on exercise is calculated as the difference between the closing price of our common stock on the date of exercise as reported by the New York Stock Exchange for the number of shares acquired upon exercise and the applicable option exercise price for those shares.

(2)	The value realized on vesting is calculated by multiplying the number of shares vested by the closing price of our common stock on the vesting date as reported by the New York Stock Exchange.
(3)
Includes vested RSUs and the PSUs earned for the 2017-2019 performance period that ended on December 31, 2019 based on achievement of the performance goals. The value shown as realized on December 31, 2019 is based on the number of shares earned for the 2017-2019 performance period using the per share closing market price of our common stock on December 31, 2019, although shares were not issued until the Compensation Committee certified the performance results on March 9, 2020.

Pension Benefits
We do not offer any defined benefit pension plans.
Nonqualified Deferred Compensation
We do not offer any nonqualified deferred compensation plans.
Potential Payments upon Termination or Change in Control
Below is a description of the agreements, plans and arrangements providing for payments or benefits to our named executive officers upon termination of employment or in connection with a change in control of our company.
Victoria M. Holt Employment Agreement, effective August 1, 2019
Pursuant to our employment agreement with Ms. Holt, if we voluntarily terminate her employment without “cause” (and other than as a result of her death or disability) or if she resigns for “good reason,” as defined in the employment agreement, provided that Ms. Holt complies with certain conditions (including execution of a general waiver and release of claims), then she will be entitled to the benefits summarized below.
If Ms. Holt’s employment with us terminates during the term of her employment agreement and prior to any change in control (as defined in the employment agreement) or after any 18-month period following a change in control, which we refer to as the transition period, and if the termination is without cause (other than as a result of death or disability) or for good reason, which we refer to as a qualifying termination, then, subject to certain conditions:
•
we will pay Ms. Holt an amount equal to one times her annualized base salary in substantially equal installments in accordance with our regular payroll practices over the 12-month period immediately following the termination date, subject to limited exceptions;

•	we will pay Ms. Holt an amount equal to one times her target annual cash incentive payment for the calendar year in which her employment with us terminates, payable in a lump sum;
•	we will pay our share of premiums due for Ms. Holt and her eligible dependents for the first 12 months of coverage under COBRA if elected by Ms. Holt; and
•
if Ms. Holt has any unvested equity-based awards as of the termination date, a pro rata portion of any unvested awards scheduled to vest on the next anniversary of the grant date will vest immediately.

If a change in control occurs during the term of her employment agreement and Ms. Holt’s termination date occurs upon a change in control during the transition period, and if the termination is a qualifying termination, then, subject to certain conditions:
•
we will pay Ms. Holt an amount equal to two times her annualized base salary in substantially equal installments in accordance with our regular payroll practices over the 24-month period immediately following the termination date, subject to limited exceptions;

36 |

•	we will pay Ms. Holt an amount equal to two times her target annual cash incentive payment for the calendar year in which her employment with us terminates, payable in a lump sum;
•	we will pay our share of premiums due for Ms. Holt and her eligible dependents for the first 18 months of coverage under COBRA if elected by Ms. Holt; and
•	if Ms. Holt has any unvested equity-based awards as of the termination date, all such unvested awards will vest immediately on Ms. Holt’s termination date.
If Ms. Holt’s termination date occurs during the term of the employment agreement and within 90 days prior to a change in control, and if the termination is a qualifying termination and Ms. Holt reasonably demonstrates within 30 days after the change in control that the qualifying termination arose in connection with or in anticipation of the change in control, then, in addition to the compensation Ms. Holt otherwise is entitled to receive in connection with a qualifying termination, we will:
•	pay Ms. Holt an amount equal to one times her annualized base salary, payable in a lump sum;
•	pay Ms. Holt an amount equal to one times her target annual cash incentive payment for the calendar year in which her employment with us terminates, payable in a lump sum;
•	pay our share of premiums due for Ms. Holt and her eligible dependents for the first six months of coverage under COBRA if elected by Ms. Holt; and
•	pay Ms. Holt an amount equal to the value of any unvested equity-based awards held by her as of the termination date that were forfeited as of the termination date.
If Ms. Holt’s employment with us is terminated due to her death or disability, then, in addition to payment of accrued but unpaid salary and benefits, Ms. Holt will be entitled to receive a pro rata portion of her target annual cash incentive award for the then-current year based on the portion of the year she was employed by us prior to termination.
Severance Agreements with Other Named Executive Officers
We have entered into severance agreements with each of our other named executive officers.
If we voluntarily terminate the employment of any such officer without “cause” (and other than as a result of his death or disability) or if he resigns for “good reason,” as defined in the applicable severance agreement, provided that such officer complies with certain conditions (including execution of a general waiver and release of claims), then he will be entitled to the benefits summarized below.
If such officer’s employment with us terminates at a time other than during the transition period, and if the termination is a qualifying termination, then, subject to certain conditions:
•
we will pay such officer an amount equal to his annualized base salary in substantially equal installments in accordance with our regular payroll practices over the 12-month period immediately following the termination date, subject to limited exceptions;

•	we will pay such officer a pro rata cash incentive payment amount, payable in a lump sum;
•	we will pay our share of premiums due for such officer and his eligible dependents for the first 12 months of coverage under COBRA; and
•
if such officer has any unvested equity-based awards as of the termination date, a pro rata portion of any unvested awards scheduled to vest on the next anniversary of the grant date will vest immediately.

If such officer’s termination date occurs upon a change in control or during the transition period, and if the termination is a qualifying termination, then, subject to certain conditions:
•
we will pay such officer an amount equal to his annualized base salary in substantially equal installments in accordance with our regular payroll practices over the 12-month period immediately following the termination date, subject to limited exceptions;

•
we will pay such officer an amount equal to the sum of (i) his target annual cash incentive payment for the calendar year in which his employment with us terminates plus (ii) a pro rata cash incentive payment amount, payable in a lump sum;

•	we will pay our share of premiums due for such officer and his eligible dependents for the first 12 months of coverage under COBRA; and
•	if such officer has any unvested equity-based awards as of the termination date, all such unvested awards will vest immediately on his termination date.
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If such officer’s termination date occurs within 90 days prior to a change in control, and if the termination is a qualifying termination and he reasonably demonstrates within 30 days after the change in control that the qualifying termination arose in connection with or in anticipation of the change in control, then, in addition to the compensation he otherwise is entitled to receive in connection with a qualifying termination, we will:
•	pay such officer an amount equal to his target annual cash incentive payment for the calendar year in which his or her employment with us terminates, payable in a lump sum; and
•	pay such officer an amount equal to the value of any unvested equity-based awards held by him as of the termination date that were forfeited as of the termination date.
LTIP
Under the LTIP, upon termination for cause, all unvested awards and all unexercised stock options and SARs will be forfeited. Upon termination due to death or disability, any unvested portion of an award will immediately become vested and exercisable in full and options and SARs will remain exercisable for twelve months after the date of termination. Upon termination for any other reason, the then currently vested and exercisable portion of any option or SAR will remain exercisable for three months after termination (unless the participant dies during that three-month period, in which case the post-termination exercise period will be extended to twelve months). Any post-termination exercise period may, however, be extended by the compensation committee if the issuance of shares upon such exercise would then violate applicable registration requirements under the Securities Act. Any such post-termination exercise period may not, however, extend beyond the expiration date of any option or SAR. After giving effect to any accelerated vesting as provided above, all unvested and unexercisable portions of outstanding awards will be forfeited in connection with a termination of service.
Under the LTIP, unless otherwise provided in an award agreement, if a change in control, as defined in the LTIP, occurs that involves a sale of all or substantially all of our assets or a merger, consolidation, reorganization or statutory share exchange involving our company, our board of directors or compensation committee are to take one or more of the following actions with respect to outstanding awards under the LTIP:
•	Arrange for the surviving or successor entity to continue, assume or replace some or all of the outstanding awards under the LTIP.
•
Accelerate the vesting and exercisability of outstanding awards prior to and conditioned upon the occurrence of the event and provide that unexercised options and SARs will be terminated at the effective time of the event.

•
Cancel any outstanding award in exchange for payment to the holder of the amount of the consideration that would have been received in the event for the number of shares subject to the award, less the aggregate exercise price (if any) of the award.

•
Provide that if an award is continued, assumed or replaced in connection with such an event and if within 18 months after the event a participant experiences an involuntary termination of service other than for cause, the participant’s outstanding awards will vest in full, will immediately become fully exercisable and will remain exercisable for one year following termination.

•	Make certain adjustments to awards as provided in the LTIP.
In the event of a change in control that does not involve a merger, consolidation, reorganization, statutory share exchange or sale of all or substantially all of our company’s assets, our board of directors or compensation committee, in its discretion, may provide (1) that any outstanding award will become fully vested and exercisable upon the change in control or upon the termination of the participant’s service without cause within 18 months after the change in control, (2) that any outstanding option or SAR will remain exercisable during all or some specified portion of its remaining term, or (3) that any outstanding award will be canceled in exchange for payment to the participant of the amount of the consideration that would have been received in the change in control for the number of shares subject to the award less the aggregate exercise price (if any) of the award.
The form of option award agreement approved by the compensation committee for use under the LTIP provides that if, within 12 months of a change in control, an optionee’s employment is involuntarily terminated without cause or the optionee resigns for good reason and if the option or a replacement thereof then remains outstanding, it will immediately become exercisable in full and remain exercisable for one year following termination.
The form of RSU award agreement approved by the compensation committee for use under the LTIP provides that if, within 12 months of a change in control, a participant’s employment is involuntarily terminated without cause or the participant resigns for good reason and if the award then remains outstanding, any unvested portion of the RSUs or a replacement thereof will immediately become vested.
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The form of PSU award agreement approved by the compensation committee for use under the LTIP provides that if a change in control of our company occurs before the scheduled vesting dates of the award, the performance period will be truncated and a pro rata portion of the number of PSUs determined to have been earned during the truncated performance period will vest as of the date of the change in control. The pro rata portion will be based on the portion of original performance period that elapsed prior to the date of the change in control.
The LTIP provides that in the event any payments or benefits provided under the LTIP taken together with other payments an individual may receive in connection with a change in control may constitute a “parachute payment” under Section 280G of the Internal Revenue Code, such payments or benefits may be reduced to provide the individual with the best after-tax result. Specifically, the individual will receive either a reduced amount so that the excise tax imposed under Section 4999 of the Internal Revenue Code is not triggered, or the individual will receive the full amount of the payments and benefits and then be liable for any excise tax.
Potential Payments
The following table sets forth quantitative information with respect to potential payments to be made to each of the named executive officers or their beneficiaries upon termination in various circumstances, assuming termination on December 31, 2019. In the following table, unless indicated otherwise, all equity is listed at its dollar value as of December 31, 2019 and all stock options are valued based on the difference between $101.55, the closing price for one share of our common stock on the NYSE on December 31, 2019, and the applicable exercise price. Because Mr. Fein’s employment was terminated under circumstances not covered by the table below, he has been omitted.
Name	Termination Without Cause or For Good Reason Not During Transition Period or in Anticipation of Change in Control	Termination Without Cause or For Good Reason Upon a Change in Control or During Transition Period(1)	Termination Without Cause or For Good Reason in Anticipation of Change in Control(2)	Death	Disability	Change in Control Without Termination	Retirement
Victoria M. Holt
Base Salary Payment	600,000	1,200,000	600,000	—	—	—	—
Incentive Payment	600,000	1,200,000	600,000	600,000	600,000	—	—
Benefits Continuation	12,655	18,983	6,328	—	—	—	—
Accelerated Option Vesting	323,019	689,185	689,185	689,185	689,185	—	—
Accelerated RSU Vesting	747,511	2,343,469	2,343,469	2,343,469	2,343,469	—	—
Accelerated PSU Vesting(3)	—	—	—	2,166,302	—	—	—
John A. Way
Base Salary Payment	362,436	362,436	362,436	—	—	—	—
Incentive Payment	271,827	543,654	543,654	—	—	—	—
Benefits Continuation	13,590	13,590	13,590	—	—	—	—
Accelerated Option Vesting	221,140	492,935	492,935	492,935	492,935	—	—
Accelerated RSU Vesting	512,987	1,620,129	1,620,129	1,620,129	1,620,129	—	—
Accelerated PSU Vesting(3)	—	—	—	200,662	—	—	—
Arthur R. Baker III
Base Salary Payment	312,312	312,312	312,312	—	—	—	—
Incentive Payment	156,156	312,312	312,312	—	—	—	—
Benefits Continuation	4,637	4,637	4,637	—	—	—	—
Accelerated Option Vesting	80,818	258,557	258,557	258,557	258,557	—	—
Accelerated RSU Vesting	295,506	1,059,776	1,059,776	1,059,776	1,059,776	—	—
Accelerated PSU Vesting(3)	—	—	—	144,506	—	—	—
Robert Bodor
Base Salary Payment	324,492	324,492	324,492	—	—	—	—
Incentive Payment	194,695	389,390	389,390	—	—	—	—
Benefits Continuation	5,469	5,469	5,469	—	—	—	—
Accelerated Option Vesting	167,560	351,473	351,473	351,473	351,473	—	—
Accelerated RSU Vesting	360,359	1,107,301	1,107,301	1,107,301	1,107,301	—	—
Accelerated PSU Vesting(3)	—	—	—	138,007	—	—	—
Bjoern Klaas
Base Salary Payment	322,390	322,390	322,390	—	—	—	—
Incentive Payment	161,195	322,390	322,390	—	—	—	—
Benefits Continuation	—	—	—	—	—	—	—
Accelerated Option Vesting	—	—	—	—	—	—	—
Accelerated RSU Vesting	50,609	514,148	514,148	514,148	514,148	—	—
Accelerated PSU Vesting(3)	—	—	—	32,259	—	—	—

(1)
The LTIP provides that, in connection with a change in control, we may, among other actions, (i) arrange for the surviving or successor entity to continue, assume or replace outstanding awards under the LTIP, (ii) accelerate the vesting and exercisability of outstanding awards upon the occurrence of the change in control or (iii) cancel outstanding awards in exchange for payment of the amount of consideration that would

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have been received in the change in control for the number of shares subject to the award, less the aggregate exercise price (if any) of the award. The amounts shown assume acceleration of all outstanding awards under the LTIP in connection with a change in control.
(2)
Pursuant to agreements between us and each of our named executive officers each such named executive officer is entitled to the payments and benefits summarized above if his or her employment terminates within 90 days prior to a change in control, and if the termination is without cause or for good reason and the executive reasonably demonstrates within 30 days after the change in control that the qualifying termination arose in connection with or in anticipation of the change in control.

(3)
Upon termination of the executive officer’s employment by us without cause or by the executive for good reason or due to retirement or disability, a pro rata portion (based on the portion of the performance period that elapsed prior to the date of termination) of the number of PSUs that would have been earned at the end of the applicable performance periods if employment had continued will vest on the scheduled vesting date. Because the PSU awards are not accelerated under such circumstances, and because the determination regarding the number of outstanding PSUs to be earned cannot be made until after the applicable performance periods end on December 31, 2020 and December 31, 2021, no accelerated values for outstanding PSU awards are included in the table columns relating to retirement, disability and without cause and good reason terminations. In addition, as of December 31, 2019, none of our named executive officers were eligible for the retirement-based pro rata vesting of PSUs under the terms of their PSU awards.

Upon a change in control of our company, the performance period for the PSUs is truncated and a pro rata portion (based on the portion of original performance period that elapsed prior to the date of the change in control) of the number of PSUs determined to have been earned during the truncated performance period vests as of the date of the change in control. The amounts included in the table reflect the PSUs earned assuming the applicable performance periods had ended on December 31, 2019, prorated based on the portion of the original performance periods that had elapsed prior to December 31, 2019.
Upon the executive officer’s death, a pro rata portion of the target number of PSUs vest.
CEO Pay Ratio
We determined that the 2019 annual total compensation of the median of all our employees who were employed as of October 1, 2017, other than our CEO, Victoria M. Holt, was $44,100; Ms. Holt’s 2019 annual total compensation was $3,326,511; and the ratio of these amounts was 75-to-1.
For our 2019 CEO pay ratio analysis, we determined that we could use the same median employee that we identified in 2017, as permitted by SEC rules. There has been no change in either our employee population or our employee compensation arrangements that we believe would significantly impact our 2019 pay ratio disclosure. Similarly, there has been no change in our median employee’s circumstances that we reasonably believe would result in a significant change to our 2019 pay ratio disclosure. As of October 1, 2017, our total population consisted of 1,786 employees. To identify the median compensated employee, we used a Consistently Applied Compensation Measure (CACM) defined as the aggregation of base salary or regular wages and overtime pay. Further, we annualized salary and wages for individuals not employed for a full year in 2017.
This pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records and the methodology described above. The SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices. As such, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.
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COMPENSATION COMMITTEE REPORT
The compensation committee assists the board of directors in establishing a philosophy and policies regarding executive and director compensation, provides oversight of the administration of our director and executive compensation programs and administers our equity-based plans, reviews the compensation of directors, named executive officers and senior management and prepares any report on executive compensation required by the rules and regulations of the SEC or other regulatory body, including this compensation committee report.
In performing its oversight responsibilities, the compensation committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based on the review and discussions, we have recommended to the board that the Compensation Discussion and Analysis be included in this Proxy Statement for the 2020 Annual Meeting of Shareholders.
COMPENSATION COMMITTEE
Rainer Gawlick, Chair
Archie C. Black
Sujeet Chand
COMPENSATION RISK ASSESSMENT
Management and the compensation committee, with the assistance of the compensation consultant, assess the risk of the employee compensation policies and practices, including those that apply to our executive officers. Management has reviewed our compensation plans, program design and existing practices as well as global and local compensation policies, programs and practices applicable to all employees. Management then analyzed the likelihood and magnitude of potential risks, focusing on whether any of our compensation policies and practices varied significantly from our overall risk and reward structure, whether any such policies and practices incentivized individuals to take risks that were inconsistent with our goals, and whether any such policies and practices have resulted in establishing an inappropriate balance between short-term and long-term incentive arrangements.
Management has discussed the findings of the risk assessment with the compensation committee. Based on the assessment, we have concluded that our compensation policies and practices are aligned with the interests of shareholders, appropriately reward pay for performance and do not create risks that are reasonably likely to have a material adverse effect on our company.
CONFLICT OF INTEREST ANALYSIS
Our compensation committee has considered the relationships that its compensation consultant has had with our company, the members of the compensation committee and our executive officers, as well as the policies that such consultant has in place to maintain its independence and objectivity, and has determined that the work performed by its compensation consultant has raised no conflicts of interest.
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DIRECTOR COMPENSATION
Our director compensation program is designed to compensate our non-employee directors fairly for work required for a company of our size and scope and to align our non-employee directors’ interests with the long-term interests of our shareholders. Directors who are also our employees receive no additional compensation for serving on our board of directors. The compensation committee periodically reviews the compensation arrangements for our non-employee directors and makes recommendations to our board of directors. In September 2019, the compensation committee, with the advice of its compensation consultant, conducted a review of our director compensation program. This review analyzed the structure and the overall level and mix of compensation delivered by our director compensation program as compared to our peer group. Following this review, the compensation committee recommended, and our board of directors approved, the following changes to our director compensation program effective as of May 19, 2020:
•	Increase in the value of the annual equity award from $140,000 to $145,000 in 2021.
•	Increase in the expected ownership of our common stock from three times the amount of the annual board member retainer to five times the amount of the annual board member retainer.
In addition, with assistance from the compensation consultant, in May 2018 the compensation committee further revised the non-employee director compensation program to provide the directors with the option to elect whether to receive their annual equity award in the form of restricted stock units or deferred stock units (DSUs). This change was designed to provide flexibility to our directors and to also make our director compensation program more consistent with those of the companies in our peer group.
A summary of our non-employee director compensation program as of May 15, 2019 follows:
Annual cash retainer:	$50,000

Annual cash retainer for Chairman:	$50,000

Annual cash retainer for committee chairs:	Audit Committee: $20,000 Compensation Committee: $15,000 Nominating and Governance Committee: $10,000

Annual cash retainer for other committee members:	Audit Committee: $8,000 Compensation Committee: $6,000 Nominating and Governance Committee: $4,000

Annual equity award:
$140,000 grant date fair value of restricted stock units or deferred stock units (at the director’s election) which become vested in full on the earlier of the first anniversary of the grant date or the date of the next annual meeting of our shareholders (with such $140,000 value to be increased to $145,000 in 2021)

New director equity award:	Restricted stock units with $100,000 grant date fair value, granted on the date the director is first elected to the board

Meeting fees:
Generally none, but compensation committee has the discretion to provide for meeting fees if the number of board of directors meetings exceeds eight per year or if the number of meetings of any committee exceeds six per year

We have stock ownership guidelines for our non-employee directors who are not significant shareholders. Each such director is expected to own shares of our common stock with a fair market value of at least three times the amount of the annual board member retainer, and to achieve this ownership level within three years after first joining our board of directors. In 2020, the ownership requirement will increase to five times the annual retainer and must be achieved within five years. Until a director has satisfied this ownership guideline, the director may not dispose of any shares of our common stock, except for sales whose proceeds will be used to pay the exercise price in connection with an option exercise or to pay applicable income taxes in connection with the vesting, exercise or payout of any equity-based award. For purposes of this guideline, shares subject to an unvested or unexercised equity-based award will be counted as owned shares. All of our directors who are not significant shareholders have met these guidelines.
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Non-Employee Director Compensation for 2019
The following table sets forth information concerning annual compensation for our non-employee directors during the year ended December 31, 2019:
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Total
Sven A. Wehrwein	124,000	140,000	—	264,000
Archie C. Black	56,000	140,000	—	196,000
Sujeet Chand	60,000	140,000	—	200,000
Rainer Gawlick	73,000	140,000	—	213,000
John B. Goodman	68,000	140,000	—	208,000
Donald G. Krantz	50,000	140,000	—	190,000
Moohnie Chin	20,879	100,000	—	120,879
Non-Employee Directors - Outstanding Equity Awards at 2019 Fiscal Year-End
The following table summarizes for each of our non-employee directors the number of shares underlying unexercised option awards, unvested RSUs and DSUs, in each case, outstanding as of December 31, 2019:
Name	Number of Shares Underlying Unexercised Options	Number of Shares Subject to Unvested DSUs	Number of Shares Subject to Unvested RSUs
Archie C. Black	—	1,311	—
Sujeet Chand	—	1,311	—
Moonhie Chin	—	—	—
Rainer Gawlick	8,436	1,311	—
John B. Goodman	—	1,311	—
Donald G. Krantz	—	—	1,311
Sven A. Wehrwein	10,817	1,311	—
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PROPOSAL 2—RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The audit committee has selected Ernst & Young LLP (“EY”) as our independent registered public accounting firm for fiscal 2020, and the board of directors is asking shareholders to ratify that selection. Although current law, rules and regulations, as well as the audit committee charter, require our independent registered public accounting firm to be engaged, retained, and supervised by the audit committee, the board of directors considers the selection of an independent registered public accounting firm to be an important matter of shareholder concern and considers a proposal for shareholders to ratify such selection to be an opportunity for shareholders to provide direct feedback to the board of directors on a significant issue of corporate governance.
If the selection of EY as our independent registered public accounting firm for fiscal 2020 is not ratified by our shareholders, the audit committee will review its future selection of an independent registered public accounting firm in the light of that vote result.
Representatives of EY will be present at the Annual Meeting, will have an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

THE BOARD, UPON RECOMMENDATION OF THE AUDIT COMMITTEE, UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE RATIFICATION OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2020.

44 |

AUDIT COMMITTEE REPORT
The following is the report of the audit committee. The audit committee has reviewed and discussed our audited financial statements for the fiscal year ended December 31, 2019 with our management. In addition, the audit committee has discussed with Ernst & Young LLP, our independent accountants (“E&Y”), the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. The audit committee also has received the written disclosures and the letter from E&Y as required by the applicable requirements of the PCAOB regarding the independent accountant’s communications with the audit committee concerning independence, and the audit committee has discussed with E&Y the independence of E&Y.
Based on the audit committee’s review of the matters noted above and its discussions with our independent accountants and our management, the audit committee recommended to the board of directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019.
Each year, the audit committee evaluates the qualifications, performance, tenure and independence of our independent auditor and determines whether to re-engage the current independent auditor. In doing so, the audit committee considers the quality and efficiency of the services provided by the auditors, the auditors’ global capabilities and the auditors’ technical expertise and knowledge of our operations and industry. Based on this evaluation, the audit committee has appointed E&Y as independent auditor for the fiscal year ending December 31, 2020. The members of the audit committee and the Board believe that, due to E&Y’s knowledge of our company and of the industry in which we operate, it is in the best interests of our company and our shareholders to continue retention of E&Y to serve as our independent auditor. Although the audit committee has the sole authority to appoint the independent auditor, the Board is submitting the selection of E&Y to our shareholders for ratification as a matter of good corporate practice.
AUDIT COMMITTEE
Sven A. Wehrwein, Chair
Rainer Gawlick
John B. Goodman
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FEES PAID TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
	Fiscal Year(1)
	2019	2018
Audit Fees	$957,043	$956,387
Audit-Related Fees	—	7,654
Tax Fees	—	—
All Other Fees	—	—
Total	$957,043	$964,041
“Audit Fees” consisted of fees for the audit of our annual financial statements, including audited financial statements presented in our Annual Report on Form 10-K, audit of our internal control over financial reporting, review of the financial statements presented in our quarterly reports on Form 10-Q, and services that are normally provided by the independent registered public accountants in connection with statutory and regulatory filings or engagements for those fiscal years. This category also includes advice on audit and accounting matters that arose during, or as a result of, the audit or the review of interim financial statements and statutory audits required by non-U.S. jurisdiction.
“Audit-Related Fees” consisted of assurance and related services by EY that are reasonably related to the performance of the audit or review of our financial statements and are not reported above under “Audit Fees.”
Pre-approval Policy. The audit committee has established a policy governing our use of the services of our independent registered public accountants. Under the policy, the audit committee is required to pre-approve all audit and non-audit services performed by our independent registered public accountants in order to ensure that the provision of such services does not impair the public accountants’ independence. In fiscal years 2019 and 2018, all fees identified above under the captions “Audit Fees,” “Audit-Related Fees” and “Tax Fees” that were billed by EY were approved by the audit committee in accordance with SEC requirements.
The audit committee has determined that the rendering of the services other than audit services by EY is compatible with maintaining their independence.
46 |

PROPOSAL 3—ADVISORY VOTE ON EXECUTIVE COMPENSATION
We are asking our shareholders to provide advisory approval of the compensation of our named executive officers included in this Proxy Statement, as we have described it above. While this vote is advisory and nonbinding, the compensation committee will consider the outcome of the vote when making future compensation decisions for our executive officers. We believe our compensation program aligns the interests of our executive officers and shareholders and serves the best interests of our shareholders. During 2019, we performed well, with our revenue increasing 2.9% compared to the prior year and our net cash provided by operating activities totaling $116.1 million. We believe the compensation earned by our named executive officers for 2019 is in line with these results while remaining at a reasonable level and not encouraging excessive risk-taking.
The board of directors recommends that shareholders approve the following advisory resolution:
RESOLVED, that the compensation paid to the individuals identified in the Summary Compensation Table, as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the SEC (which disclosure includes the Compensation Discussion and Analysis section and the related compensation tables and accompanying footnotes and narratives), is hereby approved.
THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ADVISORY (NONBINDING) RESOLUTION.
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PROPOSAL 4—ADVISORY VOTE ON THE FREQUENCY OF FUTURE SAY-ON-PAY VOTES
We are also providing our shareholders the opportunity to cast an advisory (non-binding) vote regarding whether future say-on-pay votes should occur every one, two or three years. Currently our shareholders vote on the company’s executive compensation every year. After careful consideration, the board is recommending that shareholders approve continuing to hold a say-on-pay vote every year.
The board of directors recommends that shareholders approve a frequency of one year (i.e., an annual vote) to allow shareholders an opportunity to provide regular, frequent feedback on our executive compensation policies and practices, which we believe is consistent with good governance practices. This vote is not binding but rather will provide the compensation committee with shareholders’ views on how frequently they desire to consider executive compensation. Although the vote is advisory, the compensation committee will take into account the outcome of the vote when considering how frequently the company will submit executive compensation to a stockholder vote. Notwithstanding the outcome of the shareholder vote, the board may in the future decide to conduct advisory votes on a more or less frequent basis and may vary its practice based on factors such as discussions with shareholders or the adoption of material changes to compensation programs.
THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR “ONE YEAR” AS THE PREFERRED FREQUENCY FOR FUTURE SAY-ON-PAY VOTES.
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OTHER MATTERS
The board of directors is not aware of any matters that are expected to come before the Annual Meeting other than those referred to in this Proxy Statement. If any other matter should come before the Annual Meeting, the persons named in the accompanying proxy intend to vote the proxies in accordance with their best judgment.
SUBMISSION OF SHAREHOLDER PROPOSALS AND NOMINATIONS
Proposals of our shareholders that are intended to be presented by such shareholders at our 2021 Annual Meeting of Shareholders and that shareholders desire to have included in our proxy materials related to such Annual Meeting must be received by us at our principal executive offices no later than 5:00 p.m. Central Time, December 7, 2020, which is 120 calendar days prior to the anniversary of this year’s mailing date. Upon timely receipt of any such proposal, we will determine whether or not to include such proposal in the proxy statement and proxy in accordance with applicable regulations governing the solicitation of proxies.
If a shareholder wishes to present a proposal at our 2021 Annual Meeting of Shareholders or to nominate one or more directors and the proposal is not intended to be included in our proxy statement relating to that Annual Meeting, the shareholder must give advance notice to us prior to the deadline for such Annual Meeting determined in accordance with our by-laws. In general, our by-laws provide that such notice should be addressed to the Secretary and be no less than 90 days prior to the first anniversary of the preceding year’s Annual Meeting, except in certain circumstances (including a notice of proxy access nomination pursuant to Section 2.17 of our by-laws, which must be received no less than 120 days prior to the first anniversary of the preceding year’s Annual Meeting). For purposes of our 2021 Annual Meeting, such notice must be received no later than February 18, 2021 or, in the case of a notice of proxy access nomination, no later than January 19, 2021. Our by-laws set out specific requirements that such shareholders and written notices must satisfy. Copies of those requirements will be forwarded to any shareholder upon written request to our Secretary.
ADDITIONAL INFORMATION
The Notice contains instructions on how to access our proxy materials on the Internet and vote your shares of stock via the Internet and how to request a paper copy of our proxy materials.
A copy of our Annual Report on Form 10-K for the year ended December 31, 2019, as filed with the SEC, will be sent to any shareholder without charge upon written request addressed to:
Chief Financial Officer
Proto Labs, Inc.
5540 Pioneer Creek Drive
Maple Plain, Minnesota 55359
(763) 479-3680
You may also obtain our Annual Report on Form 10-K via the Internet at the SEC’s Internet site, www.sec.gov.
Additional copies of the Annual Report on Form 10-K, the Notice, this Proxy Statement and the accompanying proxy may be obtained from John A. Way, our Chief Financial Officer, at the address above. Copies of exhibits to the Annual Report on Form 10-K may be obtained upon payment to us of the reasonable expense incurred in providing such exhibits.
By Order of the Board of Directors

Jason Frankman
Secretary
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PROTO LABS, INC.
ATTN: JOHN WAY
5540 PIONEER CREEK DRIVE
MAPLE PLAIN, MN 55359

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. Eastern Time on May 18, 2020. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/PRLB20**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. Eastern Time on May 18, 2020. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D03203-P32942

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

PROTO LABS, INC.

The Board of Directors recommends you vote FOR each of the nominees for director:

1. Election of Directors

Nominees:	**For**	**Against**	**Abstain**
1a. Victoria M. Holt	☐	☐	☐
1b. Archie C. Black	☐	☐	☐
1c. Sujeet Chand	☐	☐	☐
1d. Moonhie Chin	☐	☐	☐
1e. Rainer Gawlick	☐	☐	☐
1f. John B. Goodman	☐	☐	☐
1g. Donald G. Krantz	☐	☐	☐
1h. Sven A. Wehrwein	☐	☐	☐

For address change/comments, mark here. ☐
(See reverse for instructions)

Please indicate if you plan to attend this meeting. ☐ Yes ☐ No

The Board of Directors recommends you vote FOR proposal 2, FOR proposal 3 and ONE YEAR for proposal 4.

	For	**Against**	**Abstain**
2. Ratification of the selection of Ernst & Young LLP as the independent registered public accounting firm for fiscal year 2020.	☐	☐	☐
3. Advisory approval of executive compensation.	☐	☐	☐

	1 Year	**2 Years**	**3 Years**	**Abstain**
4. Advisory approval of frequency of future say-on-pay votes.	☐	☐	☐	☐

Note: This proxy, when properly executed, will be voted as directed, or if no direction is given, FOR all of the nominees for director in proposal 1, FOR proposal 2, FOR proposal 3 and ONE YEAR for proposal 4. Discretionary authority is hereby conferred as to all other matters which may properly come before the meeting or any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement, Annual Report on Form 10-K are available at www.proxyvote.com.

D03204-P32942

PROTO LABS, INC.
Annual Meeting of Shareholders
May 19, 2020 8:30 AM CDT
This proxy is solicited by the Board of Directors

The shareholder hereby appoints Victoria M. Holt and John A. Way, or either of them, as proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of Proto Labs, Inc. that the shareholder is entitled to vote at the 2020 Annual Meeting of Shareholders to be held virtually at 8:30 a.m., local time, on May 19, 2020, at www.virtualshareholdermeeting.com/PRLB20, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted FOR all the nominees for director in proposal 1, FOR proposal 2, FOR proposal 3 and ONE YEAR for proposal 4. This proxy will be voted in the discretion of the proxies upon such other matters as may properly come before the 2020 Annual Meeting of Shareholders or any postponement or adjournment thereof.

Address Changes/Comments: ______________________________

____

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side